Exhibit 10.4
CBL & ASSOCIATES PROPERTIES, INC.
$300,000,000 OF COMMON STOCK
CONTROLLED EQUITY OFFERINGSM
SALES AGREEMENT
March 1, 2013

RBC CAPITAL MARKETS, LLC
Three World Financial Center
200 Vesey Street, 8th Floor
New York, New York 10281

Ladies and Gentlemen:
CBL & Associates Properties, Inc., a Delaware corporation (the “Company”) and the owner of 100% of the issued and outstanding shares of common stock of both CBL Holdings I, Inc., a Delaware corporation (“CBL Holdings I”), and CBL Holdings II, Inc., a Delaware corporation (“CBL Holdings II”), the general partner and a limited partner, respectively, of CBL & Associates Limited Partnership, a Delaware limited partnership (the “Partnership”), confirm their respective agreements (this “Agreement”) with RBC CAPITAL MARKETS, LLC (“RBC”) as follows:
The Company has also entered into a separate sales agreements (“Alternative Sales Agreements”), dated as of even date herewith, with Cantor Fitzgerald & Co., J.P. Morgan Securities LLC, KeyBanc Capital Markets Inc. and Wells Fargo Securities, LLC (the “Alternative Managers”). The aggregate offering price of the Shares (as defined below) that may be sold pursuant to this Agreement and the Alternative Sales Agreements, collectively, shall not exceed $300,000,000.
1.Issuance and Sale of Shares. The Company agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, it may issue and sell through RBC, acting as agent, shares of the Company’s Common Stock, par value $0.01 per share (the “Common Stock”), having an aggregate offering price of up to $300,000,000 (the “Shares”). Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the limitation set forth in this Section 1 on the number of Shares issued and sold under this Agreement shall be the sole responsibility of the Company, and RBC shall have no obligation in connection with such compliance. The issuance and sale of Shares through RBC will be effected pursuant to the Registration Statement (as defined below) filed by the Company and declared effective by the Securities and Exchange Commission (the “Commission”), although nothing in this Agreement shall be construed as requiring the Company to issue the Shares.
The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Securities Act”), with the Commission a registration statement on Form S-3 (File No. 333-182515), including a base prospectus dated March 1, 2013, relating to certain securities, including the Shares to be issued from time to time by the Company, and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”). The Company has prepared a prospectus supplement specifically relating to the Shares (the “Prospectus Supplement”) to the base prospectus included as part of such registration statement. The Company has furnished to RBC, for use by RBC, copies of the prospectus included as part of such registration statement, as supplemented by the Prospectus Supplement, relating to the Shares. Except where the context otherwise requires, such registration statement, on each date and time that such registration statement and any post-effective amendment thereto became or becomes effective, including all documents filed as part thereof or incorporated by reference therein, and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act and deemed to be a part of such registration statement pursuant to Rule 430B or 462(b) of the Securities Act, is herein called the “Registration Statement.” The base prospectus, including all documents incorporated therein by reference, included in the Registration Statement, as it may be supplemented by the Prospectus Supplement, in the form in which such prospectus and/or Prospectus Supplement have most recently been filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act, together with any “issuer free writing prospectus,” as defined in Rule 433 of the Securities Act Regulations (“Rule 433”), relating to the Shares that (i) is required to be filed with the Commission by the Company or (ii) is exempt from filing pursuant to Rule 433(d)(5)(i), in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) (an “Issuer Free Writing Prospectus”), is herein called the “Prospectus.” Any reference herein to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein. For purposes of this Agreement, all references to the Registration Statement, the Prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to the Electronic Data Gathering Analysis and Retrieval System (“EDGAR”).
2.    Placements. Each time that the Company wishes to issue and sell the Shares hereunder (each, a “Placement”), it will notify RBC by email notice (or other method mutually agreed to in writing by the parties) containing the parameters in accordance with which it desires the Shares to be sold, which shall at a minimum include the number of Shares to be issued (the “Placement Shares”), the time period during which sales are requested to be made, any limitation on the number of Shares that may be sold in any one Trading Day (as defined in Section 3) and any minimum price below which sales may not be made (a “Placement Notice”), a form of which containing such minimum sales parameters necessary is attached hereto as Schedule 1. The Placement Notice shall originate from the Company and be sent by any of the individuals from the Company set forth on Schedule 2 (with a copy to each of the other individuals from the Company listed on such schedule), and shall be addressed to each of the individuals from RBC set forth on Schedule 2, as such Schedule 2 may be amended from time to time. The Placement Notice shall be effective upon receipt and prompt confirmation by RBC unless and until (i) in accordance with the notice requirements set forth in Section 4, RBC declines to accept the terms contained therein for any reason, in its sole discretion, (ii) the entire amount of the Placement Shares have been sold, (iii) in accordance with the notice requirements set forth in Section 4, the Company suspends or terminates the Placement Notice, (iv) the Company issues a subsequent Placement Notice with parameters superseding those on the earlier dated Placement Notice, or (v) this Agreement has been terminated under the provisions of Section 11. The amount of any discount, commission or other compensation to be paid by the Company to RBC in connection with the sale of the Placement Shares shall be calculated in accordance with the terms set forth in Schedule 3. It is expressly acknowledged and agreed that neither the Company nor RBC will have any obligation whatsoever with respect to a Placement or any Placement Shares unless and until the Company delivers a Placement Notice to RBC, receipt of which is promptly confirmed by RBC, and then only upon the terms specified therein and herein. In the event of a conflict between the terms of this Agreement and the terms of a Placement Notice, the terms of such Placement Notice will control.

3.    Sale of Placement Shares by RBC. Subject to the terms and conditions herein set forth, upon the Company’s issuance of a Placement Notice, receipt of which is promptly confirmed by RBC, and unless the sale of the Placement Shares described therein has been declined, suspended, or otherwise terminated in accordance with the terms of this Agreement, RBC, for the period specified in the Placement Notice, will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Placement Shares up to the amount specified, and otherwise in accordance with the terms of such Placement Notice. RBC will provide written confirmation to the Company (including by email correspondence to each of the individuals of the Company set forth on Schedule 2) no later than the opening of the Trading Day immediately following the Trading Day on which it has made sales of Placement Shares hereunder setting forth the number of Placement Shares sold on such day, the compensation payable by the Company to RBC pursuant to Section 2 with respect to such sales, and the Net Proceeds (as defined below) payable to the Company, with an itemization of the deductions made by RBC (as set forth in Section 5(a)) from the gross proceeds that it receives from such sales. Unless otherwise set forth in a Placement Notice, RBC may sell Placement Shares by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 of the Securities Act, including without limitation sales made directly on the New York Stock Exchange (the “NYSE”), on any other existing trading market for the Common Stock or to or through a market maker. After consultation with the Company and subject to the terms of the Placement Notice, RBC may also sell Placement Shares in privately negotiated transactions. The Company acknowledges and agrees that (i) there can be no assurance that RBC will be successful in selling Placement Shares, and (ii) RBC will incur no liability or obligation to the Company or any other person or entity if it does not sell Placement Shares for any reason other than a failure by RBC to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Placement Shares as required under this Section 3. For the purposes hereof, “Trading Day” means any day on which the Company’s Common Stock is purchased and sold on the NYSE.
4.    Suspension of Sales.
(a)     The Company or RBC may, upon notice to the other party in writing (including by email correspondence to each of the individuals of the other party set forth on Schedule 2, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) or by telephone (confirmed immediately by verifiable facsimile transmission or email correspondence to each of the individuals of the other party set forth on Schedule 2), suspend any sale of Placement Shares; provided, however, that such suspension shall not affect or impair either party’s obligations with respect to any Placement Shares sold hereunder prior to the receipt of such notice. Each of the parties agrees that no such notice under this Section 4 shall be effective against the other unless it is made to one of the individuals named on Schedule 2 hereto, as such schedule may be amended from time to time.
(b)    Notwithstanding any other provision of this Agreement, the Company shall not offer or sell, or request the offer or sale of, any of the Placement Shares and, by notice to RBC given by telephone (confirmed promptly by verifiable facsimile transmission or e-mail), shall cancel any instructions for the offer or sale of any of the Placement Shares, and RBC shall not be obligated to offer or sell any of the Placement Shares, during any period in which the Company is in possession of material non-public information.
(c)    If the Company wishes to offer or sell any of the Placement Shares during any period in which the Company’s insider trading policy, as it exists on the date of this Agreement, would prohibit purchases or sales of shares of the Common Stock by its officers or directors (each such period, a “Blackout Period”), the Company will, as a condition to the giving or continuation of any Placement Notice, certify in writing to RBC that the Company is not in possession of any material non-public information, which certification shall be deemed to remain in effect during the applicable Blackout Period unless withdrawn by the Company.
5.    Settlement.
(a)    Settlement of Placement Shares. Unless otherwise specified in the applicable Placement Notice, settlement for sales of Placement Shares will occur on the third (3rd) Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each, a “Settlement Date”). The amount of proceeds to be delivered to the Company on a Settlement Date against receipt of the Placement Shares sold (the “Net Proceeds”) will be equal to the aggregate sales price received by RBC at which such Placement Shares were sold, after deduction for (i) RBC’s commission, discount or other compensation for such sales payable by the Company pursuant to Section 2 hereof, (ii) any other amounts due and payable by the Company to RBC hereunder pursuant to Section 7(g) hereof, and (iii) any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales.
(b)    Delivery of Placement Shares. On or before each Settlement Date, the Company will, or will cause its transfer agent to, electronically transfer the Placement Shares being sold by crediting RBC’s or its designee’s account (provided RBC shall have given the Company written notice of such designee prior to the Settlement Date) at The Depository Trust Company through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto which in all cases shall be freely tradeable, transferable, registered shares in good deliverable form. On each Settlement Date, RBC will deliver the related Net Proceeds in same day funds to an account designated by the Company on, or prior to, the Settlement Date. The Company agrees that if the Company, or its transfer agent (if applicable), defaults in its obligation to deliver Placement Shares on a Settlement Date, that in addition to and in no way limiting the rights and obligations set forth in Section 9(a) hereto, it will (i) hold RBC harmless against any actual out-of-pocket loss, claim, damage, or expense (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company and (ii) pay to RBC any commission, discount, or other compensation to which it would otherwise have been entitled absent such default, unless such default was due to the willful misconduct of RBC.
(c)    Under no circumstances shall the Company cause or request the offer or sale of any Shares if, after giving effect to the sale of such Shares, the aggregate offering price of Shares sold pursuant to this Agreement would exceed the lesser of (A) together with all sales of the Shares under the Alternative Sales Agreements, $300,000,000, (B) the amount available for offer and sale under the currently effective Registration Statement and (C) the amount authorized from time to time to be issued and sold under this Agreement by the Company’s board of directors or a duly authorized committee thereof, and notified to RBC in writing. Under no circumstances shall the Company cause or request the offer or sale of any Shares at a price lower than the minimum price authorized from time to time by the Company’s board of directors or duly authorized committee thereof, and notified to RBC in writing.
(d)    The Company agrees that any offer to sell Shares, any solicitation of an offer to buy Shares, or any sales of Shares shall only be effected by or through only one of RBC or one of the Alternative Managers on any single given day, but in no event by more than one, and the Company shall in no event request that RBC and any of the Alternative Managers sell Shares on the same day; provided, however, that (a) the foregoing limitation shall not apply to (i) the exercise of any option, warrant, right or any conversion privilege set forth in the instrument governing such security or (ii) sales solely to employees or security holders of the Company or its Subsidiaries, or to a trustee or other person acquiring such securities for the accounts of such persons, and (b) such limitation shall not apply on any day during which no sales are made pursuant to this Agreement or the Alternative Sales Agreements.

(e)    Notwithstanding any other provision of this Agreement, the Company shall not request the offer or sale of any Shares by or through RBC and, by notice to RBC given by telephone (confirmed promptly by telecopy or email), shall cancel any instructions for the offer or sale of any Shares, and RBC shall not be obligated to offer or sell any Shares, except as provided in Section 5(f) below, at any time from and including the date (each, an “Announcement Date”) on which the Company shall issue a press release containing, or shall otherwise publicly announce, its earnings, revenues or other results of operations (each, an “Earnings Announcement”) through and including the time that is 24 hours after the time that the Company files (a “Filing Time”) a quarterly report on Form 10-Q or an annual report on Form 10-K that includes consolidated financial statements as of and for the same period or periods, as the case may be, covered by such Earnings Announcement.
(f)    If the Company wishes to offer, sell or deliver Shares by or through RBC at any time during the period from and including an Announcement Date through and including the time that is 24 hours after the corresponding Filing Time, the Company shall (i) prepare and deliver to RBC (with a copy to counsel for RBC ) a Current Report on Form 8-K which shall include substantially the same financial and related information as was set forth in the relevant Earnings Announcement (other than any earnings projections, similar forward-looking data and officers’ quotations) (each, an “Earnings 8-K”), in form and substance reasonably satisfactory to RBC, (ii) provide RBC with the officer’s certificate, accountants’ letter and opinions and letters of counsel called for by Sections 7(m), 7(n), 7(o) and 7(p) hereof, (iii) afford RBC the opportunity to conduct a due diligence review in accordance with Section 7(k) hereof, and (iv) file such Earnings 8-K with the Commission, then the provisions of Section 5(e) shall not be applicable for the period from and after the time at which the foregoing conditions shall have been satisfied (or, if later, the time that is 24 hours after the time that the relevant Earnings Announcement was first publicly released) through and including the time that is 24 hours after the Filing Time of the relevant quarterly report on Form 10-Q or annual report on Form 10-K, as the case may be. For purposes of clarity, the parties hereto agree that the delivery of any officer’s certificate, accountants’ letter and opinions and letters of counsel pursuant to this Section 5(f) shall not relieve the Company from any of its obligations under this Agreement with respect to any quarterly report on Form 10-Q or annual report on Form 10-K, as the case may be, including, without limitation, the obligation to deliver officer’s certificates, accountants’ letters and legal opinions and letters as provided in Sections 7(m), 7(n), 7(o) and 7(p) hereof.
(g)    If the Company believes that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Company or the Shares, it shall promptly notify RBC, and sales of Shares under this Agreement and any Placement Notice shall be suspended until that or other exemptive provisions have been satisfied in the judgment of the Company and RBC.
6.    Representations and Warranties of the Company and the Partnership. Each of the Company and the Partnership, jointly and severally, represents and warrants to, and agrees with, RBC that as of the date of this Agreement, as of each Representation Date (as defined in Section 7(m) below) on which a certificate is required to be delivered pursuant to Section 7(m) of this Agreement, as of the time of each sale of any Shares pursuant to this Agreement and as of each Settlement Date (each, an “Applicable Time”), as the case may be:
(a)    Eligibility. The Company meets the requirements for use of Form S-3 in connection with the issuance of its securities, including the Shares: (A) At the time of filing the Registration Statement, (B) at the time of the most recent amendment to the Registration Statement for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (C)  at the date hereof, the Company was and is a “well known seasoned issuer” as defined in Rule 405, including not having been and not being an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer. The Registration Statement became effective upon filing under Rule 462(e) on July 3, 2012 and any post effective amendment thereto also became effective upon filing under Rule 462(e). No stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.
(b)    Registration Statement, Prospectus and Disclosure at Applicable Time. (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Registration Statement or the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) each part of the Registration Statement at each respective time the Registration Statement became effective, at each deemed effective date with respect to RBC pursuant to Rule 430B(f)(2) of the Securities Act and as of each Settlement Date, did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement as of the date hereof does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iv) the Registration Statement, at each respective time the Registration Statement became effective, at each deemed effective date with respect to RBC pursuant to Rule 430B(f)(2) of the Securities Act, as of each Settlement Date, and as of the date hereof, and the Prospectus, when filed, complied and will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (v) each broadly available road show, if any, when considered together with the Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (vi) as of its date, the date hereof, the Applicable Time, and each Settlement Date, the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement or the Prospectus based upon any Agent Content (as defined below).
(c)    Status as Non-Ineligible Issuer. At the earliest time that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Securities Act) of the Shares and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405.
(d)    Independent Accountants. The accounting firm that certified the financial statements and supporting schedules incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus is an independent registered public accounting firm as required by the Securities Act, the Exchange Act and the Public Company Accounting Oversight Board (United States).
(e)    Financial Statements; Non-GAAP Financial Matters. The financial statements of the Company and its consolidated subsidiaries, and the financial statements of JG Gulf Coast Town Center, LLC and Triangle Town Member, LLC, set forth in or incorporated by reference in the Registration Statement or the Prospectus, together with the related schedules and notes, present fairly the financial position, results of operations and cash flows of the Company and its consolidated subsidiaries, JG Gulf Coast Town Center, LLC and Triangle Town Member, LLC at the dates and for the periods specified, and such financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, set forth in or incorporated by reference in the Registration Statement or the Prospectus present fairly in accordance with GAAP the information required to be stated therein. Any selected historical operating and financial data set forth in or incorporated by reference in the Registration Statement or the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with the books and records of the Company and that of the audited financial statements set forth in or incorporated by reference in the Registration Statement or the Prospectus. The financial statements of the businesses or properties acquired or proposed to be acquired, if any, included in, or incorporated by reference into, the Registration Statement or the Prospectus present fairly in all material respects the information set forth therein, have been prepared in conformity with GAAP applied on a consistent basis and otherwise have been prepared in accordance with the applicable financial statement requirements of Rule 3-05 or Rule 3-14 of Regulation S-X with respect to real estate operations acquired or to be acquired. In addition, any pro forma financial statements and the related notes thereto set forth in or incorporated by reference in the Registration Statement or the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the basis described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein; other than as set forth therein, the Company is not required to include any financial statements or pro forma financial statements in the Registration Statement or the Prospectus under the Securities Act or any document required to be filed with the Commission under the Exchange Act. All disclosures contained in the Registration Statement or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Securities Act, to the extent applicable. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement and the Prospectus fairly presents the required information and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.
(f)    No Material Adverse Change in Business. Except as otherwise disclosed in the Registration Statement and the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement or the Prospectus: (A) there has been no material adverse change in the condition, financial or otherwise, or in the properties, earnings, business affairs or business prospects of the Company, the Partnership, the Subsidiaries and the subsidiaries of the Company and/or the Partnership that are in the form of a partnership (regardless of the level of the Company’s direct or indirect ownership in such subsidiary) (each, a “Property Partnership”) considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company, the Partnership or any Subsidiary, other than those in the ordinary course of business, which are material with respect to the Company, the Partnership, the Subsidiaries and the Property Partnerships considered as one enterprise and (C) except for regular quarterly dividends on the shares of Common Stock in amounts per share that are consistent with past practice, regular quarterly distributions on the Company’s outstanding 7.375% Series D Cumulative Redeemable Preferred Stock and 6.625% Series E Cumulative Redeemable Preferred Stock and regular quarterly distributions on the Partnership’s preferred units, common units and special common units of limited partnership interests, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital shares or any distribution by the Partnership with respect to any of its limited partnership interests.
(g)    Good Standing of the Company. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Registration Statement and the Prospectus and to enter into and perform its obligations under this

Agreement; the Company is duly qualified or registered as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification or registration is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify, register or to be in good standing would not result in a Material Adverse Effect.
(h)    Good Standing of the Partnership. The Partnership has been duly formed and is validly existing as a limited partnership in good standing under the laws of the State of Delaware and has the partnership power and partnership authority under the Operating Partnership Agreement (as defined below) and the Delaware Revised Uniform Limited Partnership Act to own, lease and operate its properties and to conduct the business in which it is engaged as described in the Registration Statement and the Prospectus and to enter into and perform its obligations under this Agreement. The Partnership is duly qualified or registered as a foreign partnership to transact business and is in good standing in each jurisdiction in which such qualification or registration is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify, register or to be in good standing would not result in a Material Adverse Effect. The Company is the sole stockholder of CBL Holdings I, which is the sole general partner of the Partnership, and of CBL Holdings II and each of the Company, CBL Holdings I and CBL Holdings II holds such number and/or percentage of common and preferred units of limited partnership interests as disclosed in the Registration Statement and the Prospectus as of the dates set forth therein, free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances (other than any transfer restrictions related thereto). The Fourth Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of November 2, 2010, as further supplemented by the Certificate of Designation of the 6.625% Series E Cumulative Redeemable Preferred Units of the Partnership, dated as of October 1, 2012 (the “Operating Partnership Agreement”), is in full force and effect.
(i)    Good Standing of Subsidiaries. The only Subsidiaries of the Company that may constitute a “significant subsidiary” within the meaning of Rule 1-02(w) of Regulation S-X are the Subsidiaries listed on Schedule 4 hereto. Neither the Company nor the Partnership has any direct corporate subsidiaries other than CBL & Associates Management, Inc. (the “Management Company”), CBL Holdings I, CBL Holdings II, Hamilton Insurance Company, LLC, Chattanooga Insurance Company, Ltd. and DM-Cayman II, Inc. Each of the Subsidiaries of the Company or the Partnership has been duly incorporated or organized and is validly existing as a corporation, limited partnership, general partnership, business trust or limited liability company, as applicable, in good standing under the laws of the jurisdiction in which it is chartered or organized and has the requisite power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus, and is duly qualified or registered as a foreign corporation, limited partnership, general partnership, business trust or limited liability company, as applicable, and is in good standing in the jurisdiction in which such qualification or registration is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify, register or to be in good standing would not result in a Material Adverse Effect. Except for limited liability company interests of JG Winston-Salem LLC that have been pledged by CBL/J I, LLC to CW Joint Venture, LLC, all the outstanding shares of capital stock, partnership interests, limited liability company interests or other equivalent equity interests of each such Subsidiary have been duly authorized and validly issued and are fully paid and non-assessable, and, except as otherwise set forth in each of the Registration Statement and the Prospectus, all outstanding shares of capital stock, partnership interests, limited liability company interests or other equivalent equity interest of the Subsidiaries are owned by the Company or the Partnership, as applicable, either directly or through wholly-owned Subsidiaries free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances (other than any transfer restrictions related thereto).

(j)    Capitalization. The authorized, issued and outstanding capital shares of the Company are as set forth in the documents incorporated by reference in the Registration Statement and the Prospectus (except for subsequent issuances thereof, if any, contemplated under this Agreement or the Alternative Sales Agreements, pursuant to reservations, agreements or employee benefit plans referred to in the Registration Statement and the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Registration Statement and the Prospectus). The issued and outstanding capital shares have been duly authorized and validly issued by the Company and are fully paid and non-assessable, and none of the outstanding capital shares was issued in violation of preemptive or other similar rights of any securityholder of the Company.
(k)    Disclosure Statements. The statements made in the Registration Statement under the captions “Description of Capital Stock” and “Material U.S. Federal Income Tax Considerations” are, and the statements made in the Prospectus as amended or supplemented under similar captions to the extent made are, insofar as such statements constitute a summary of documents referred to therein, accurate summaries in all material respects, and insofar as such statements constitute a summary of matters of law or legal conclusions, accurate summaries in all material respects.
(l)    Authorization of Common Units, Special Common Units and Preferred Units. All issued and outstanding common units, special common units and preferred units of limited partnership interests have been duly authorized and are validly issued, fully paid and non-assessable and have been offered and sold or exchanged by the Partnership in compliance with applicable laws. The Units to be issued to the Company in connection with the offering contemplated by this Agreement have been duly authorized and, when issued and delivered by the Partnership to the Company in exchange for the net proceeds of the offering, will be validly issued, fully paid and non-assessable, and the issuance of such Units will not be subject to the preemptive or other similar rights of any securityholder or partner of the Partnership.
(m)    Authorization and Description of Shares. The Shares to be purchased by RBC from the Company have been duly authorized for issuance and sale to RBC pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued, fully paid and non-assessable. The Shares conform to all statements relating thereto contained in the Registration Statement and the Prospectus. No holder of the Shares will be subject to personal liability by reason of being such a holder. The issuance of the Shares is not subject to the preemptive or other similar rights of any securityholder of the Company. The form of certificate used to evidence the Shares will be in substantially the form to be filed or incorporated by reference, as the case may be, as an exhibit to the Registration Statement, and such form complies with all applicable statutory requirements, requirements of the Company’s Amended and Restated Certificate of Incorporation, as amended through May 2, 2011 (the “Certificate of Incorporation”), the Amended and Restated Bylaws of the Company, as amended effective May 2, 2011 (the “Bylaws”), and requirements of the NYSE.
(n)    Authorization of Agreement. This Agreement and the transactions contemplated herein have been duly authorized by the Company and the Partnership, and this Agreement has been duly executed and delivered by the Company and the Partnership and constitutes a valid and binding obligation of each of the Company and the Partnership.
(o)    Absence of Defaults and Conflicts. None of the Company, the Partnership or any Subsidiary is (A) in violation of its certificate of incorporation, partnership agreement, charter, by-laws, declaration of trust or other governing instrument (“Governing Instruments”) or (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company, the Partnership or any Subsidiary is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company, the Partnership or any Subsidiary is subject (collectively, “Agreements and Instruments”) or (C) in violation of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company, the Partnership or any Subsidiary or any of their assets, properties or operations (“Laws”), except for such violations or defaults of any Agreements and Instruments or Laws that would not result in a Material Adverse Effect. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Prospectus (including the issuance and sale of the Shares and the use of the proceeds from the sale of the Shares as described in the Prospectus under the caption “Use of Proceeds”) and compliance by the Company and the Partnership with their respective obligations hereunder have been duly authorized by all necessary corporate or limited partnership action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, the Partnership, any Subsidiary, or any Property Partnership pursuant to, the Agreements and Instruments or Laws (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the Governing Instruments of the Company, the Partnership, any Subsidiary, or any Property Partnership or of any Laws, except for such violations that would not have a Material Adverse Effect. As used herein, a “Repayment Event” means any event or condition which gives the holder of any mortgage, note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a material portion of such indebtedness by the Company, the Partnership, any Subsidiary, or any Property Partnership.
(p)    Absence of Labor Dispute. No labor dispute with the employees of the Company, the Partnership or any Subsidiary exists or, to the knowledge of the Company or the Partnership, is imminent, and the Company and the Partnership are not aware of any existing or imminent labor disturbance by the employees of any of their or any Subsidiary’s principal suppliers, manufacturers, customers or contractors, which, in either case, may reasonably be expected to result in a Material Adverse Effect.
(q)     Absence of Proceedings. There is no action, arbitration, suit, proceeding, inquiry or investigation before or brought by any arbitrator or court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company or the Partnership, threatened, against or affecting the Company, the Partnership or any Subsidiary, which is required to be disclosed in the Registration Statement or the Prospectus (other than as disclosed therein), or which might reasonably be expected to result in a Material Adverse Effect or which might materially and adversely affect the consummation of the transactions contemplated in this Agreement or the performance by the Company or the Partnership of their respective obligations hereunder. The aggregate of all pending legal or governmental proceedings to which the Company, the Partnership or any Subsidiary is a party or of which any of their respective properties or assets is the subject which are not described in the Registration Statement and the Prospectus, including ordinary routine litigation, could not reasonably be expected to result in a Material Adverse Effect.
(r)    Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement or the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required.
(s)    REIT Qualification. Commencing with its taxable year ended December 31, 1993, the Company has been, and upon the sale of the Securities, the Company will continue to be, organized and operated in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”), and the Company’s present and proposed method of operation as described in the Registration Statement and the Prospectus will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code. Commencing with its taxable year ended December 31, 1993, the Partnership has been, and immediately following the sale of the Shares, the Partnership will continue to be taxed as a partnership for federal income tax purposes and its present and proposed method of operation as described in the Registration Statement and the Prospectus will enable it to continue to be taxed as a partnership for federal income tax purposes.
(t)    Investment Company Act. None of the Company, the Partnership or any Subsidiary is, or upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will be, an “investment company” or an entity “controlled” by an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.
(u)    Possession of Intellectual Property. The Company, the Partnership and the Subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, and none of the Company, the Partnership or any Subsidiary has received any written notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company, the Partnership or any Subsidiary therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.
(v)    Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company or the Partnership of their respective obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except such as have already been obtained or will be obtained under the Securities Act or the NYSE or as required under state securities laws or the rules of the Financial Industry Regulatory Authority (“FINRA”).
(w)    Possession of Licenses and Permits. Each of the Company, the Partnership and the Subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where failure to possess any such Governmental Licenses would not result, singly or in the aggregate, in a Material Adverse Effect; the Company, the Partnership and the Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect; and none of the Company, the Partnership or any of the Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.
(x)    Title to Property. The Company, the Partnership, the Subsidiaries and any joint venture in which the Company, the Partnership or any Subsidiary owns an interest, as the case may be, have good and insurable title to all real property owned by them, and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind, except (A) as otherwise stated in the Registration Statement and the Prospectus or (B) those which do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company, the Partnership, any Subsidiary or the applicable joint venture. Each of the properties of any of the Company, the Partnership or the Subsidiaries complies with all applicable codes and zoning laws and regulations, except in any case where such non-compliance would not have a material adverse effect on the conditions, operations, prospects or earnings of the non-compliant property; and none of the Company, the Partnership or any Subsidiary has knowledge of any pending or threatened condemnation, zoning change or other proceeding or action that will in any manner affect the size of, use of, improvements on, construction on, or access to the properties of any of the Company, the Partnership or any Subsidiary, except in any case where such action or proceeding would not have a material adverse effect on the conditions, operations, prospects or earnings of the affected property. All of the leases and subleases material to the business of the Company, the Partnership and the Subsidiaries considered as one enterprise, and under which the Company, the Partnership or any Subsidiary holds properties described in the Registration Statement and the Prospectus, are in full force and effect, and none of the Company, the Partnership or any Subsidiary has received any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company, the Partnership or any Subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company, the Partnership or any Subsidiary of the continued possession of the leased or subleased premises under any such lease or sublease. Except as described in the Registration Statement and the Prospectus or as would not result singly or in the aggregate in a Material Adverse Effect, no tenant under any lease to which the Company, the Partnership or any Subsidiary leases any portion of its property is in default under such lease.
(y)    Title Insurance. Title insurance in favor of the Company, the Partnership and the Subsidiaries and/or any mortgagee is has been obtained with respect to each property owned by any such entity in an amount at least equal to (A) the cost of acquisition of such property, (B) the cost of construction of such property (measured at the time of such construction) or (C) the amount of outstanding indebtedness on such property.
(z)    Mortgages and Deeds of Trust. The mortgages and deeds of trust encumbering the properties and assets described in the Registration Statement and the Prospectus (A) are not convertible (in the absence of foreclosure) into an equity interest in the property or asset described therein or in the Company, the Partnership or any Subsidiary, nor does any of the Company, the Partnership or any Subsidiary hold a participating interest therein, (B) except as set forth in the Registration Statement and the Prospectus, are not cross-defaulted to any indebtedness other than indebtedness of the Company or any of the Subsidiaries and (C) are not cross-collateralized to any property not owned by the Company, the Partnership or any of the Subsidiaries. Except for the lender of the non-recourse mortgage loan secured by Columbia Place in Columbia, South Carolina, none of the Company, the Partnership or any of the Subsidiaries has received notice that its respective lenders do not intend to extend the terms of any of the loans encumbering its properties pursuant to the terms thereof.
(aa)    Real Property. Except as would not, singly or in the aggregate, result in a Material Adverse Effect, the real property of the Company, the Partnership and the Subsidiaries is free of structural defects and all building systems contained therein are in good working order, subject to ordinary wear and tear or, in each instance, the Company maintains adequate reserves to effect reasonably required repairs, maintenance and capital expenditures. Except as would not, singly or in the aggregate, result in a Material Adverse Effect, (a) each of the operating properties of the Company or its Subsidiaries has rights of access to public ways and is served by water, sewer, sanitary sewer and storm drain facilities adequate to service such Property for its intended uses, (b) all public utilities necessary or convenient to the full use and enjoyment of each of such properties is located either in the public right-of-way abutting such property (which are connected so as to serve such property without passing over other property) or in recorded easements serving such property, and (c) all roads necessary for the use of each of such properties for its current purpose have been completed and dedicated to public use and accepted by all applicable governmental authorities.
(bb)    Transfer Taxes. There are no transfer taxes or other similar fees or charges under federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale by the Company of the Shares.
(cc)    Tax Returns. The Company has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect), whether or not arising from transactions in the ordinary course of business, except as described in the Registration Statement and the Prospectus, and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as described in the Registration Statement and the Prospectus.
(dd)    Insurance. The Company, the Partnership, the Subsidiaries and each of their properties are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring the Company, the Partnership or any of the Subsidiaries or their respective properties, businesses, employees, officers and directors are in full force and effect.
(ee)    Disclosure Controls and Procedures; Internal Controls. The Company, the Partnership and the Subsidiaries have established and maintain disclosure controls and procedures (as such term is defined in Rule 13a-15 and 15d-15 under the 1934 Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, the Partnership and the Subsidiaries is made known to the Company’s Chief Executive Officer and its Chief Financial Officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established; the Company’s auditors and the Audit Committee of the Board of Directors have been advised of: (i) any significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize, and report financial data; and (ii) any fraud, whether or not material, that involves management or other employees of the Company who have a role in the Company’s internal controls and any fraud that is material or known to the Company that involves persons other than management or employees of the Company who have a role in the Company’s internal controls; any material weakness or other material significant deficiency in internal controls have been identified for the Company’s auditors and disclosed in the Registration Statement and the Prospectus; and, other than changes in the personnel comprising the Company’s Disclosure Committee, since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to any material weakness or significant deficiency.
(ff)    Environmental Laws. Except as described in the Registration Statement and the Prospectus and except as could not, singly or in the aggregate, result in a Material Adverse Effect, (A) none of the Company, the Partnership or any of the Subsidiaries is in violation of any federal, state or local statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company, the Partnership and the Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the knowledge of the Company, the Partnership or any Subsidiary, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violations, investigations or proceedings relating to any Environmental Law or Hazardous Materials against the Company, the Partnership or any of the Subsidiaries and (D) to the knowledge of the Company, there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company, the Partnership or any of the Subsidiaries relating to Hazardous Materials or any Environmental Laws.
(gg)    Registration Statement. No holders of securities or other equity interests of the Company or the Partnership have rights to the registration of such securities or equity interests under a registration statement, except for those that have been effectively waived or are inapplicable to the offering of the Shares.
(hh)    Sarbanes-Oxley Act. The Company, the Partnership and the Subsidiaries and any of the officers, trustees and directors of the Company, the Partnership and any of the Subsidiaries, in their capacities as such, are in compliance in all material respects with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder.
(ii)    Disclosure of Business Activities in Cuba. Neither the Company nor any of its affiliates does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075, Florida Statutes.
(jj)    OFAC. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
(kk)    FCPA. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Company, its subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.
(ll)    Regulation M. The Common Stock is an “actively traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule. Neither the Company, the Partnership nor any of their respective affiliates has taken, nor will any of them take, directly or indirectly, any action resulting in a violation of Regulation M under the Exchange Act, or which is designed to cause or result in, or which might reasonably be expected to constitute, cause or result in, the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Shares. Neither the Company, nor the Partnership has prior to the date hereof offered or sold any securities which would be “integrated” with the offer and sale of the Shares pursuant to the Registration Statement.
(mm)    Pending Proceedings and Examinations. The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the Securities Act, and the Company is not the subject of a pending proceeding under Section 8A of the Securities Act in connection with the offering of the Shares.
(nn)    RBC Purchases. The Company acknowledges and agrees that RBC has informed the Company that RBC may, to the extent permitted under the Securities Act and the Exchange Act, purchase and sell shares of Common Stock for its own account while this Agreement is in effect, provided, that the Company shall not be deemed to have authorized or consented to any such purchases or sales by RBC.
Any certificate signed by any officer of the Company, or any authorized representative of the Partnership or any of the Subsidiaries delivered to RBC or to counsel for RBC shall be deemed a representation and warranty by such person or entity, as the case may be, to RBC as to the matters covered thereby.
The Company acknowledges that RBC and, for purposes of the opinions to be delivered pursuant to Section 7 hereof, counsel to the Company and counsel to RBC, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.
7.    Covenants of the Company and the Partnership. Each of the Company and the Partnership, jointly and severally, covenants and agrees with RBC that:
(a)    Registration Statement Amendments. After the date of this Agreement and during any period in which a Prospectus relating to any Placement Shares is required to be delivered by RBC under the Securities Act with respect to a pending sale of the Placement Shares (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), (i) the Company will notify RBC promptly, and confirm the notice in writing, of the time (A) when any subsequent amendment to the Registration Statement, other than documents incorporated by reference, has been filed with the Commission and/or has become effective or any subsequent supplement to the Prospectus has been filed, (B) of the receipt of any comment letter from the Commission, (C) of any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or for additional information or (D) when the Company becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Shares, (ii) the Company will prepare and file with the Commission, promptly upon RBC’s request, any amendments or supplements to the Registration Statement or the Prospectus that, in RBC’s reasonable opinion, may be necessary or advisable in connection with the distribution of the Placement Shares by RBC (provided, however, that the failure of RBC to make such request shall not relieve the Company of any obligation or liability hereunder, or affect RBC’s right to rely on the representations and warranties made by the Company in this Agreement); (iii)

the Company will not file any amendment or supplement to the Registration Statement or Prospectus, other than documents incorporated by reference, relating to the offering and sale of Placement Shares under this Agreement unless a copy thereof has been submitted to RBC within a reasonable period of time before the filing and RBC has not reasonably objected thereto (provided, however, that the failure of RBC to make such objection shall not relieve the Company of any obligation or liability hereunder, or affect RBC’s right to rely on the representations and warranties made by the Company in this Agreement) and the Company will furnish to RBC at the time of filing thereof a copy of any document that upon filing is deemed to be incorporated by reference into the Registration Statement or Prospectus, except for those documents available via EDGAR; and (iv) the Company will effect the filings required under Rule 424(b) of the Securities Act, including any amendments or supplements to the Prospectus, in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8) of the Securities Act, the determination to file or not file any amendment or supplement with the Commission under this Section 7(a), based on the Company’s reasonable opinion or reasonable objections, shall be made exclusively by the Company).
(b)    Notice of Commission Stop Orders. The Company will advise RBC, promptly after it receives notice or obtains knowledge thereof, of the issuance or threatened issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, of the suspension of the qualification of the Placement Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any such purpose; and it will use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain the lifting thereof if such a stop order should be issued.
(c)    Delivery of Prospectus; Subsequent Changes. During any period in which a Prospectus relating to the Placement Shares is required to be delivered by RBC under the Securities Act with respect to a pending sale of the Placement Shares, (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), the Company will comply with all requirements imposed upon it by the Securities Act, as from time to time in force, so far as necessary to permit the continuance of the sale of the Placement Shares during such period in accordance with the provisions hereof and the Prospectus, and to file on or before their respective due dates all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, 15(d) or any other provision of or under the Exchange Act. If during such period any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend or supplement the Registration Statement or Prospectus to comply with the Securities Act, the Company will promptly notify RBC, and confirm the notice in writing, to suspend the offering of Placement Shares during such period and the Company will promptly amend or supplement the Registration Statement or Prospectus (at the expense of the Company) so as to correct such statement or omission or effect such compliance.
(d)    Listing of Placement Shares. During any period in which the Prospectus relating to the Placement Shares is required to be delivered by RBC under the Securities Act with respect to a pending sale of the Placement Shares (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), the Company will use its commercially reasonable efforts to cause the Placement Shares to be listed on the NYSE and to qualify the Placement Shares for sale under the securities laws of such jurisdictions as RBC reasonably designates and to continue such qualifications in effect so long as required for the distribution of the Placement Shares; provided, however, that the Company shall not be required in connection therewith to qualify as a foreign corporation or dealer in securities or file a general consent to service of process in any jurisdiction.

(e)    Delivery of Registration Statement and Prospectus. The Company will furnish to RBC and its counsel (at the expense of the Company) copies of the Registration Statement, the Prospectus (including all documents incorporated by reference therein) and all amendments and supplements to the Registration Statement or Prospectus that are filed with the Commission during any period in which a Prospectus relating to the Placement Shares is required to be delivered under the Securities Act (including all documents filed with the Commission during such period that are deemed to be incorporated by reference therein), in each case as soon as reasonably practicable and in such quantities as RBC may from time to time reasonably request and, at RBC’s request, will also furnish copies of the Prospectus to each exchange or market on which sales of the Placement Shares may be made; provided, however, that the Company shall not be required to furnish any document (other than the Prospectus) to RBC to the extent such document is available on EDGAR.
(f)    Earnings Statement. The Company will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to RBC the benefits contemplated by, the last paragraph of Section 11(a) of the Securities Act.
(g)    Expenses. The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, in accordance with the provisions of Section 11 hereunder, will pay the following expenses all incident to the performance of its obligations hereunder, including, but not limited to, actual out-of-pocket expenses relating to (i) the preparation, printing, filing and delivery to RBC of the Registration Statement and each amendment and supplement thereto, of each Prospectus and of each amendment and supplement thereto, and of this Agreement, the Alternative Sales Agreements and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Shares, (ii) the preparation, issuance and delivery of the Placement Shares, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Shares to RBC, (iii) the qualification of the Placement Shares under securities laws in accordance with the provisions of Section 7(d) of this Agreement, including filing fees (including the reasonable fees or disbursements of counsel for RBC in connection therewith), (iv) the printing and delivery to RBC of copies of the Prospectus and any amendments or supplements thereto, and of this Agreement, (v) the fees and expenses incurred in connection with the listing or qualification of the Placement Shares for trading on the NYSE, (vi) the fees and expenses of any transfer agent or registrar for the Shares, and (vii) filing fees incident to, and fees and expenses, if any, in connection with, the review of the Commission or FINRA.
(h)    Use of Proceeds. The Company will apply the Net Proceeds in accordance in all material respects with the statements under the caption “Use of Proceeds” in the Prospectus.
(i)    Notice of Other Sales. During the pendency of any Placement Notice given hereunder, the Company shall provide RBC notice, subject to RBC’s agreement to keep the information in such notice confidential, as promptly as reasonably possible before it offers to sell, contracts to sell, sells, grants any option to sell or otherwise disposes of any shares of Common Stock (other than Placement Shares offered pursuant to the provisions of this Agreement or the Alternative Sales Agreements) or securities convertible into or exchangeable for Common Stock, warrants or any rights to purchase or acquire Common Stock; provided, that such notice shall not be required in connection with the (i) issuance, grant or sale of Common Stock, options to purchase shares of Common Stock or Common Stock issuable upon the exercise of options or other equity awards pursuant to any stock option, stock bonus or other stock plan or arrangement described in the Prospectus, (ii) the issuance of securities, including the Partnership’s preferred units, common units and special common units of limited partnership interests, in connection with an acquisition, merger or sale or purchase of assets or properties, (iii) the issuance or sale of Common Stock pursuant to any dividend reinvestment plan that the Company may adopt from time to time, provided the implementation of such is disclosed to RBC in advance, (iv) the issuance of any shares of Common Stock upon the redemption of the Partnership’s preferred units, common units and special common units of limited partnership interests or (v) the issuance of any shares of Common Stock upon conversion of the Company’s 6.625% Series E Cumulative Redeemable Preferred Stock.
(j)    Change of Circumstances. The Company will, at any time during a fiscal quarter in which the Company tenders a Placement Notice or sells Placement Shares, advise RBC within a reasonable time after it shall have received notice or obtained knowledge thereof, of any information or fact that would alter or affect in any material respect any opinion, certificate, letter or other document provided to RBC pursuant to this Agreement.
(k)    Due Diligence Cooperation. The Company will cooperate with any reasonable due diligence review conducted by RBC or its agents in connection with the transactions contemplated hereby, including, without limitation, providing information and making available documents and senior corporate officers, during regular business hours and at the Company’s principal offices, as RBC may reasonably request.
(l)    Required Filings Relating to Placement of Placement Shares. The Company agrees that it will (i) file and disclose in a prospectus supplement with the Commission under the applicable paragraph of Rule 424(b) under the Securities Act (each and every filing under Rule 424(b), a “Filing Date”) or (ii) disclose in its annual reports on Form 10-K and quarterly reports on Form 10-Q, as applicable, the number of Shares sold through RBC under this Agreement, the Net Proceeds to the Company and the compensation paid by the Company with respect to sales of Shares pursuant to this Agreement during the relevant period; the Company agrees to deliver such number of copies of each such prospectus supplement (if any) to each exchange or market on which such sales were effected as may be required by the rules or regulations of such exchange or market.
(m)    Representation Dates; Certificate. On or prior to the date that the first Shares are sold pursuant to the terms of this Agreement, (A) each time the Company (i) files the Prospectus relating to the Placement Shares or amends or supplements the Registration Statement or the Prospectus relating to the Placement Shares (other than a prospectus supplement filed in accordance with Section 7(l) of this Agreement) by means of a post-effective amendment, sticker, or supplement but not by means of incorporation of document(s) by reference to the Registration Statement or the Prospectus relating to the Placement Shares; (ii) files an annual report on Form 10-K under the Exchange Act; (iii) files its quarterly reports on Form 10-Q under the Exchange Act; or (iv) files a report on Form 8-K containing amended financial information (other than an earnings release, to “furnish” information pursuant to Items 2.02 or 7.01 of Form 8-K or to provide disclosure pursuant to Item 8.01 of Form 8-K relating to the reclassifications of certain properties as discontinued operations in accordance with Financial Accounting Standards Board Accounting Standards Codification Subtopic 205-20) under the Exchange Act and (B) (i) upon recommencement after a suspension in accordance with Section 4 hereof; or (ii) at any other time reasonably requested by RBC (each date of filing of one or more of the documents referred to in clauses(A)(i) through (iv), any date of recommencement after a suspension and any time of request pursuant to this Section 7(m) shall be a “Representation Date”); the Company shall furnish RBC with a certificate, in the form attached hereto as Exhibit 7(m) within three (3) Trading Days of any Representation Date. The requirement to provide a certificate under this Section 7(m) shall be waived for any Representation Date occurring at a time at which no Placement Notice is pending, which waiver shall continue until the earlier to occur of the date the Company delivers a Placement Notice hereunder (which for such calendar quarter shall be considered a Representation Date) and the next occurring Representation Date. Notwithstanding the foregoing, if the Company subsequently decides to sell Placement Shares following a Representation Date when the Company relied on such waiver and did not provide RBC with a certificate under this Section 7(m), then before the Company delivers the Placement Notice or RBC sells any Placement Shares, the Company shall provide RBC with a certificate, in the form attached hereto as Exhibit 7(m), dated the date of the Placement Notice.
(n)    Legal Opinions of Company Counsel. On or prior to the date that the first Shares are sold pursuant to the terms of this Agreement and within three (3) Trading Days of each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit 7(m) for which no waiver is applicable, the Company shall cause to be furnished to RBC the written opinions of each of Husch Blackwell LLP, Goulston & Storrs and Jeffery V. Curry, Chief Legal Officer of the Company, or any other counsel reasonably satisfactory to RBC, in form and substance reasonably satisfactory to RBC and its counsel, dated the date that the opinions are required to be delivered, substantially similar to the forms attached hereto as Exhibit 7(n)(i), Exhibit 7(n)(ii) and Exhibit 7(n)(iii), each such opinion modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented; provided, however, that in lieu of such opinions for subsequent Representation Dates, each such counsel may furnish RBC with a letter to the effect that RBC may rely on a prior opinion delivered under this Section 7(n) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date). In rendering such opinions, each such counsel may rely, as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company and public officials.
(o)    Opinion of Counsel for RBC. On or prior to the date that the first Shares are sold pursuant to the terms of this Agreement and within three (3) Trading Days of each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit 7(m) for which no waiver is applicable, RBC shall receive a written opinion of Sidley Austin LLP, counsel for RBC, or other counsel reasonably satisfactory to RBC, in form and substance reasonably satisfactory to the Agents, dated the date that the opinion is required to be delivered, such opinion modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented; provided, however, that in lieu of such opinion for subsequent Representation Dates, counsel for RBC may furnish RBC with a letter to the effect that RBC may rely on a prior opinion delivered under this Section 7(o) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date). In rendering such opinion, counsel for RBC may rely, as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company and public officials.
(p)    Comfort Letter. On or prior to the date that the first Shares are sold pursuant to the terms of this Agreement and within three (3) Trading Days of each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit 7(m) for which no waiver is applicable, the Company shall cause its independent accountants to furnish RBC letters (the “Comfort Letters” ), dated the date the Comfort Letter is delivered, in form and substance reasonably satisfactory to RBC, (i) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act and the PCAOB, (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with underwritten public offerings (the first such letter, the “Initial Comfort Letter”) and (iii) updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.

(q)    Market Activities. The Company will not, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or (ii) sell, bid for, or purchase the Shares to be issued and sold pursuant to this Agreement, or pay anyone any compensation for soliciting purchases of the Shares other than RBC; provided, however, that the Company may bid for and purchase shares of its Common Stock in accordance with Rule 10b-18 under the Exchange Act.
(r)    Insurance. The Company and its Subsidiaries will use its commercially reasonable efforts to maintain, or cause to be maintained, insurance of the types and with policies in such amounts and with such deductibles and covering such risks as are in the reasonable opinion of management prudent for their respective businesses.
(s)    Compliance with Laws. The Company will comply in all material respects with all applicable securities and other applicable laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act, and use its commercially reasonable efforts to cause the Company’s directors and officers, in their capacities as such, to comply in all material respects with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes-Oxley Act.
(t)    REIT Qualification. The Company will use its best efforts to meet the requirements to qualify as a REIT under the Code, unless the Company’s board of directors determines it is no longer in the shareholders’ best interests to do so.
(u)    Investment Company Act. The Company will use its best efforts to conducts its affairs in such a manner so as to ensure that neither the Company nor any of its Subsidiaries will be required to register as an investment company under the Investment Company Act, except as otherwise determined by the Board of Directors of the Company to be in the best interests of stockholders.
(v)    No Offer to Sell. Other than a free writing prospectus (as defined in Rule 405 under the Securities Act) approved in advance by the Company and RBC in its capacity as agent hereunder, neither RBC nor the Company or the Partnership (including its agents and representatives, other than RBC in its capacity as such) will make, use, prepare, authorize, approve or refer to any written communication (as defined in Rule 405 under the Act), required to be filed with the Commission, that constitutes an offer to sell or solicitation of an offer to buy the Shares as contemplated to be sold pursuant to this Agreement.
(w)    Disclosure of Sales. The Company will disclose in its quarterly reports on Form 10-Q, in its annual report on Form 10-K and/or in a Current Report on Form 8-K, the number of Placement Shares sold through RBC and the Alternative Managers pursuant to this Agreement and the Alternative Sales Agreements, the net proceeds received by the Company with respect to sales of Shares pursuant to this Agreement and the Alternative Sales Agreements and the commissions paid to RBC and the Alternative Managers with respect to sales of Shares pursuant to this Agreement and the Alternative Sales Agreements, together with any other information that the Company reasonably believes is required to comply with the Securities Act.
(x)    Renewal of Registration Statement. The date of this Agreement is not more than three years subsequent to the initial effective date of the Registration Statement (the “Renewal Date”). If, immediately prior to the third anniversary of the Renewal Date, this Agreement has not terminated and a prospectus is required to be delivered or made available by RBC under the Securities Act or the Exchange Act in connection with the sale of Shares, the Company will, prior to the Renewal Date, file, if it has not already done so, a new shelf registration statement or, if applicable, an automatic shelf registration statement relating to such Shares, and, if such registration statement is not an automatic shelf registration statement, will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Date, and will take all other reasonable actions necessary or appropriate to permit the public offer and sale of such Shares to continue as contemplated in the expired registration statement relating to such Securities. References herein to the “Registration Statement” shall include such new shelf registration statement or automatic shelf registration statement, as the case may be.
(y)    Undertakings. The Company will use its commercially reasonably efforts to comply with all of the provisions of any undertakings in the Registration Statement.
8.    Conditions to RBC’s Obligations. The obligations of RBC hereunder with respect to a Placement will be subject to the continuing accuracy and completeness of the representations and warranties made by the Company and the Partnership herein, to the due performance by the Company and the Partnership of their obligations hereunder, to the completion by RBC of a due diligence review satisfactory to RBC in its reasonable judgment, and to the continuing satisfaction (or waiver by RBC in its sole discretion) of the following additional conditions:
(a)    Registration Statement Effective. The Registration Statement shall be effective and shall be available for (i) all sales of Placement Shares issued pursuant to all prior Placement Notices and (ii) the sale of all Placement Shares contemplated to be issued by any Placement Notice.
(b)    No Material Notices. None of the following events shall have occurred and be continuing: (i) receipt by the Company or any of its Subsidiaries of any request for additional information from the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement, the response to which would require any post-effective amendments or supplements to the Registration Statement or the Prospectus; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Placement Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) the occurrence of any event that makes any material statement made in the Registration Statement or the Prospectus or any material document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related Prospectus or such documents so that, in the case of the Registration Statement, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, that in the case of the Prospectus, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(c)    No Misstatement or Material Omission. RBC shall not have advised the Company that the Registration Statement or Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact that in RBC’s reasonable opinion is material, or omits to state a fact that in RBC’s opinion is material and is required to be stated therein or is necessary to make the statements therein not misleading.
(d)    Material Changes. Except as contemplated in the Prospectus, or disclosed in the Company’s reports filed with the Commission and incorporated by reference in the Prospectus, there shall not have been any material adverse change, on a consolidated basis, in the authorized capital stock of the Company or any material adverse effect on the Company and the Subsidiaries, taken as a whole, or any development that could reasonably be expected to result in a material adverse effect on the Company and the Subsidiaries, taken as a whole, or any downgrading in or withdrawal of the rating assigned to any of the Company’s securities (other than asset backed securities) by any rating organization or a public announcement by any rating organization that it has under surveillance or review its rating of any of the Company’s securities (other than asset backed securities), the effect of which, in the case of any such action by a rating organization described above, in the reasonable judgment of RBC (without relieving the Company of any obligation or liability it may otherwise have), is so material as to make it impracticable or inadvisable to proceed with the offering of the Placement Shares on the terms and in the manner contemplated in the Prospectus.
(e)    Legal Opinions of Company Counsel. RBC shall have received the opinions of counsel for the Company required to be delivered pursuant to Section 7(n) on or before the date on which such delivery of such opinion is required pursuant to Section 7(n).
(f)    Opinion of Counsel for RBC. RBC shall have received the opinion of counsel for RBC required to be delivered pursuant to Section 7(o) on or before the date on which such delivery of such opinion is required pursuant to Section 7(o).
(g)    Comfort Letter. RBC shall have received the Comfort Letter required to be delivered pursuant to Section 7(p) on or before the date on which such delivery of such letter is required pursuant to Section 7(p).
(h)    Representation Certificate. RBC shall have received the certificate required to be delivered pursuant to Section 7(m) on or before the date on which delivery of such certificate is required pursuant to Section 7(m).
(i)    No Suspension. Trading in the Shares shall not have been suspended on the NYSE.
(j)    Other Materials. On each date on which the Company is required to deliver a certificate pursuant to Section 7(m), the Company shall have furnished to RBC such appropriate further information, certificates and documents as RBC may have reasonably requested. All such opinions, certificates, letters and other documents shall have been in compliance with the provisions hereof. The Company shall have furnished RBC with such conformed copies of such opinions, certificates, letters and other documents as RBC shall have reasonably requested.
(k)    Securities Act Filings Made. All filings with the Commission required by Rule 424 under the Securities Act to have been filed prior to the issuance of any Placement Notice hereunder shall have been made within the applicable time period prescribed for such filing by Rule 424.
(l)    Approval for Listing. The Placement Shares shall either have been (i) approved for listing on the NYSE, subject only to notice of issuance, or (ii) the Company shall have filed an application for listing of the Placement Shares on the NYSE at, or prior to, the issuance of any Placement Notice.
(m)    No Termination Event. There shall not have occurred any event that would permit RBC to terminate this Agreement pursuant to Section 11(a).
9.    Indemnification and Contribution.
(a)    Company Indemnification. Each of the Company and the Partnership, jointly and severally, agrees to indemnify and hold harmless RBC, the directors, officers, partners, employees and agents of RBC and each person, if any, who (i) controls RBC within the meaning of Section 15 of the

Securities Act or Section 20 of the Exchange Act, or (ii) is controlled by or is under common control with RBC (a “RBC Affiliate”) from and against any and all actual out-of-pocket losses, claims, liabilities, expenses and damages (including, but not limited to, any and all reasonable investigative, legal and other expenses incurred in connection with, and any and all amounts paid in settlement (in accordance with Section 9(c)) of, any action, suit or proceeding between any of the indemnified parties and any indemnifying parties or between any indemnified party and any third party, or otherwise, or any claim asserted), as and when incurred, to which RBC, or any such person, may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based, directly or indirectly, on (x) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus or any amendment or supplement to the Registration Statement or the Prospectus or in any free writing prospectus or in any application or other document executed by or on behalf of the Company or based on written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify the Shares under the securities laws thereof or filed with the Commission, (y) the omission or alleged omission to state in any such document a material fact required to be stated in it or necessary to make the statements in it not misleading or (z) any breach by any of the indemnifying parties of any of their respective representations, warranties and agreements contained in this Agreement; provided, however, that this indemnity agreement shall not apply to the extent that such loss, claim, liability, expense or damage arises from the sale of the Placement Shares pursuant to this Agreement and is caused directly or indirectly by an untrue statement or omission made in reliance upon and in conformity with written information relating to RBC and furnished to the Company by RBC expressly for inclusion in any document as described in clause (x) of this Section 9(a) (the “Agent Content”). The Company acknowledges that the only Agent Content is the information in the eighth paragraph under the caption “Plan of Distribution” in the Prospectus Supplement relating to electronic distribution of the Prospectus. This indemnity agreement will be in addition to any liability that the Company might otherwise have.
(b)    RBC Indemnification. RBC agrees to indemnify and hold harmless the Company, its directors, each officer of the Company that signed the Registration Statement, the Partnership and each person, if any, who (i) controls the Company or the Partnership within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act or (ii) is controlled by or is under common control with the Company or the Partnership (a “Company Affiliate”) against any and all actual out-of-pocket loss, liability, claim, damage and expense described in the indemnity contained in Section 9(a), as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendments thereto) or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Agent Content.
(c)    Procedure. Any party that proposes to assert the right to be indemnified under this Section 9 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 9, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission to so notify such indemnifying party will not relieve the indemnifying party from (i) any liability that it might have to any indemnified party otherwise than under this Section 9 and (ii) any liability that it may have to any indemnified party under the foregoing provision of this Section 9 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (3) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred. An indemnifying party will not, in any event, be liable for any settlement of any action or claim effected without its written consent. No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 9 (whether or not any indemnified party is a party thereto), unless (x) such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising or that may arise out of such claim, action or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party and (y) the indemnifying party confirms in writing its indemnification obligations hereunder with respect to such settlement, compromise or judgment.
(d)    Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 9 is applicable in accordance with its terms but for any reason is held to be unavailable from the Company, the Partnership or RBC, the Company, the Partnership and RBC will contribute to the total actual out-of-pocket losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company or the Partnership from persons other than RBC, such as persons who control the Company within the meaning of the Securities Act, officers of the Company who signed the Registration Statement and directors of the Company, who also may be liable for contribution) to which the Company, the Partnership and RBC may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company and the Partnership, on the one hand, and RBC, on the other. The relative benefits received by the Company and the Partnership, on the one hand, and RBC, on the other, shall be deemed to be in the same proportion as the total Net Proceeds received by the Company from the sale of the Placement Shares (before deducting expenses) bear to the total compensation received by RBC from the sale of Placement Shares on behalf of the Company. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company and the Partnership, on the one hand, and RBC, on the other, with respect to the statements or omission that resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, the Partnership or RBC, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Partnership and RBC agree that it would not be just and equitable if contributions pursuant to this Section 9(d) were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense, or damage, or action in respect thereof, referred to above in this Section 9(d) shall be deemed to include, for the purpose of this Section 9(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim to the extent consistent with Section 9(c) hereof. Notwithstanding the foregoing provisions of this Section 9(d), RBC shall not be required to contribute any amount in excess of the commissions received by it under this Agreement and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9(d), any person who controls a party to this Agreement within the meaning of the Securities Act, and any officers, directors, partners, employees or agents of RBC, will have the same rights to contribution as that party, and each officer of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 9(d), will notify any such party or parties from whom contribution may be sought, but the omission to so notify will not relieve that party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 9(d) except to the extent that the failure to so notify such other party materially prejudiced the substantive rights or defenses of the party from whom contribution is sought. Except for a settlement entered into pursuant to the last sentence of Section 9(c) hereof, no party will be liable for contribution with respect to any action or claim settled without its written consent if such consent is required pursuant to Section 9(c) hereof.
10.    Representations and Agreements to Survive Delivery. The indemnity and contribution agreements contained in Section 9 of this Agreement and all representations and warranties of the Company herein or in certificates delivered pursuant hereto shall survive, as of their respective dates, regardless of (i) any investigation made by or on behalf of RBC, any controlling persons, or the Company (or any of their respective officers, directors or controlling persons), (ii) delivery and acceptance of the Placement Shares and payment therefor or (iii) any termination of this Agreement.
11.    Termination.
(a)    RBC shall have the right by giving notice as hereinafter specified at any time to terminate this Agreement if (i) any material adverse effect on the Company and the Subsidiaries, taken as a whole, or any development that has actually occurred and that would reasonably be expected to result in a material adverse effect on the Company and the Subsidiaries, taken as a whole, has occurred that, in the reasonable judgment of RBC, may materially impair the ability of RBC to sell the Placement Shares hereunder, (ii) the Company shall have failed, refused or been unable to perform any agreement on its part to be performed hereunder; provided, however, in the case of any failure of the Company to deliver (or cause another person to deliver) any certification, opinion, or letter required under Sections 7(m), 7(n), or 7(p), RBC’s right to terminate shall not arise unless such failure to deliver (or cause to be delivered) continues for more than thirty (30) days from the date such delivery was required; or (iii) any other condition of RBC’s obligations hereunder is not fulfilled, or (iv), any suspension or limitation of trading in the Placement Shares or in securities generally on the NYSE shall have occurred. Any such termination shall be without liability of any party to any other party except that the provisions of Section

7(g), Section 9, Section 10, Section 16 and Section 17 hereof shall remain in full force and effect notwithstanding such termination. If RBC elects to terminate this Agreement as provided in this Section 11(a), RBC shall provide the required notice as specified in Section 12.
(b)    The Company and the Partnership shall have the right, by giving ten (10) days notice as hereinafter specified to terminate this Agreement in their sole discretion at any time after the date of this Agreement. Any such termination shall be without liability of any party to any other party, except that the provisions of Section 7(g), Section 9, Section 10, Section 16 and Section 17 hereof shall remain in full force and effect notwithstanding such termination.
(c)    RBC shall have the right, by giving ten (10) days notice as hereinafter specified to terminate this Agreement in its sole discretion at any time after the date of this Agreement. Any such termination shall be without liability of any party to any other party except that the provisions of Section 7(g), Section 9, Section 10, Section 16 and Section 17 hereof shall remain in full force and effect notwithstanding such termination.
(d)    Unless earlier terminated pursuant to this Section 11, this Agreement shall automatically terminate upon the issuance and sale of all of the Placement Shares through (1) RBC on the terms and subject to the conditions set forth herein and in any Placement Notice or (2) the Alternative Managers through the Alternative Sales Agreements on the terms and subject to the conditions set forth therein and in any Placement Notice; provided, that the provisions of Section 7(g), Section 9, Section 10, Section 16 and Section 17 hereof shall remain in full force and effect notwithstanding such termination.
(e)    This Agreement shall remain in full force and effect unless terminated pursuant to Sections 11(a), (b), (c), or (d) above or otherwise by mutual agreement of the parties; provided, however, that any such termination by mutual agreement shall in all cases be deemed to provide that Section 7(g), Section 9, Section 10, Section 16 and Section 17 shall remain in full force and effect.
(f)    Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided, however, that such termination shall not be effective until the close of business on the date of receipt of such notice by RBC or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Placement Shares, such termination shall not become effective until the close of business on such Settlement Date, with Placement Shares settling in accordance with the provisions of this Agreement.
12.    Notices. All notices or other communications required or permitted to be given by any party to any other party pursuant to the terms of this Agreement shall be in writing, unless otherwise specified in this Agreement, and if sent to RBC, shall be delivered to RBC at RBC Capital Markets, LLC, Three World Financial Center, 200 Vesey Street, 8th Floor, New York, New York 10281, fax no. (212) 428-6260, Attention: Equity Capital Markets, with copy to: Sidley Austin LLP, 787 Seventh Avenue, New York, New York 10019, fax no. (212) 839-5599, Attention: Bartholomew A. Sheehan III; or if sent to the Company or the Partnership, shall be delivered to 2030 Hamilton Place Blvd., Suite 500, Chattanooga, Tennessee 37421-6000, Attention: Chief Legal Officer. Each party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose. Each such notice or other communication shall be deemed given (i) when delivered personally or by verifiable facsimile transmission (with an original to follow) on or before 4:30 p.m., New York City time, on a Business Day (as defined below), or, if such day is not a Business Day on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to a nationally-recognized overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid). For purposes of this Agreement,

“Business Day” shall mean any day on which the NYSE and commercial banks in the City of New York are open for business.
13.    Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Company, the Partnership and RBC and their respective successors and the affiliates, controlling persons, officers and directors referred to in Section 9 hereof. References to any of the parties contained in this Agreement shall be deemed to include the successors and permitted assigns of such party. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Neither party may assign its rights or obligations under this Agreement without the prior written consent of the other party; provided, however, that RBC may assign its rights and obligations hereunder to an affiliate of RBC without obtaining the Company’s consent.
14.    Adjustments for Stock Splits. The parties acknowledge and agree that all share-related numbers contained in this Agreement shall be adjusted to take into account any stock split, stock dividend or similar event effected with respect to the Shares.
15.    Entire Agreement; Amendment; Severability. This Agreement (including all schedules and exhibits attached hereto and Placement Notices issued pursuant hereto) constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof. Neither this Agreement nor any term hereof may be amended except pursuant to a written instrument executed by the Company, the Partnership and RBC. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable as written by a court of competent jurisdiction, then such provision shall be given full force and effect to the fullest possible extent that it is valid, legal and enforceable, and the remainder of the terms and provisions herein shall be construed as if such invalid, illegal or unenforceable term or provision was not contained herein, but only to the extent that giving effect to such provision and the remainder of the terms and provisions hereof shall be in accordance with the intent of the parties as reflected in this Agreement.
16.    Applicable Law; Consent to Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the principles of conflicts of laws other than Section 5-1401 of the General Obligations Law. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection with any transaction contemplated hereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof (certified or registered mail, return receipt requested) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.
17.    Waiver of Jury Trial. The Company, the Partnership and RBC each hereby irrevocably waives any right it may have to a trial by jury in respect of any claim based upon or arising out of this Agreement or any transaction contemplated hereby.

18.    Absence of Fiduciary Relationship. The Company and the Partnership, jointly and severally, acknowledge and agree that:
(a)    RBC has been retained solely to act as agent in connection with the sale of the Shares and that no fiduciary, advisory or agency relationship between the Company, the Partnership and RBC has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether RBC has advised or is advising the Company or the Partnership on other matters;
(b)    each of the Company and the Partnership is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;
(c)    each of the Company and the Partnership has been advised that RBC and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company or the Partnership and that RBC has no obligation to disclose such interests and transactions to the Company or the Partnership by virtue of any fiduciary, advisory or agency relationship; and
(d)    each of the Company and the Partnership waives, to the fullest extent permitted by law, any claims it may have against RBC, for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that RBC shall have no liability (whether direct or indirect) to the Company or the Partnership in respect of such a fiduciary claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company or the Partnership, including stockholders, partners, employees or creditors of the Company or the Partnership.
19.    Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed Agreement by one party to the other may be made by facsimile transmission.
[Signature Page Follows.]

If the foregoing correctly sets forth the understanding among the Company, the Partnership and RBC, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among the Company, the Partnership and RBC.

Very truly yours,

CBL & ASSOCIATES PROPERTIES, INC.

By: /s/ Farzana K. Mitchell
Name: Farzana K. Mitchell
Title: Executive Vice President – Chief Financial Officer and Treasurer

CBL & ASSOCIATES LIMITED PARTNERSHIP

By CBL Holding I, Inc., its general partner

By: /s/ Farzana K. Mitchell
Name: Farzana K. Mitchell
Title: Executive Vice President – Chief Financial Officer and Treasurer

ACCEPTED as of the date
first-above written:

RBC CAPITAL MARKETS, LLC

By: /s/ Jennifer Caruso
Name: Jennifer Caruso
Title: Director

SCHEDULE 1
FORM OF PLACEMENT NOTICE

From:	[ ]

Cc:	[ ]

To:	[ ]

Subject:	Controlled Equity Offering—Placement Notice

Gentlemen:
Pursuant to the terms and subject to the conditions contained in the Controlled Equity OfferingSM Sales Agreement among CBL & Associates Properties, Inc. (the “Company”), CBL & Associates Limited Partnership, and RBC Capital Markets, LLC (“RBC”) dated March 1, 2013 (the “Agreement”), I hereby request on behalf of the Company that RBC sell up to [●] shares of the Company’s common stock, par value $0.01 per share, at a minimum market price of $[●] per share until [date]*.
* The Company shall add additional parameters, such as the bracketed text above regarding a termination date, to the Placement Notice as it may deem necessary at any time.

SCHEDULE 2

RBC CAPITAL MARKETS, LLC

Peter Chapman	peter.chapman@rbccm.com
Jennifer Caruso	jennifer.caruso@rbccm.com
Andrew Jones	andrew.jones@rbccm.com
Dan King	dan.king@rbccm.com

CBL & ASSOCIATES PROPERTIES, INC.

Farzana Mitchell	farzana_mitchell@cblproperties.com
Katie Reinsmidt	katie_reinsmidt@cblproperties.com
Andy Cobb	andy_cobb@cblproperties.com
Stephen Lebovitz	stephen_lebovitz@cblproperties.com

SCHEDULE 3
Compensation
RBC shall be paid compensation at a mutually agreed rate, not to exceed 2.0% of the gross proceeds from the sales of Shares pursuant to the terms of this Agreement.

SCHEDULE 4
Significant Subsidiaries

Name	State of Incorporation or Formation

Arbor Place Limited Partnership	Georgia
CBL & Associates Limited Partnership	Delaware
CBL & Associates Management, Inc.	Delaware
CBL Holdings I, Inc.	Delaware
CBL Holdings II, Inc.	Delaware
CBL SubREIT, Inc.	Maryland
CBL/GP, Inc.	Wyoming
CBL/J I, LLC	Delaware
CBL/J II, LLC	Delaware
Chattanooga Insurance Company Ltd	Bermuda
CW Joint Venture LLC	Delaware
Imperial Valley Commons LP	California
IV Commons LLC	California
St. Clair Square GP, Inc.	Illinois
SubREIT Investor-Boston General Partnership	Massachusetts
SubREIT Investor-Boston GP I, LLC	Massachusetts

Exhibit 7(n)(i)
MATTERS TO BE COVERED BY INITIAL OPINION OF
HUSCH BLACKWELL LLP
March 1, 2013

Cantor Fitzgerald & Co. 499 Park Avenue New York, New York 10022
J.P. Morgan Securities LLC 383 Madison Avenue New York, New York 10179
KeyBanc Capital Markets Inc. 127 Public Square Cleveland, Ohio 44114
RBC Capital Markets, LLC Three World Financial Center, 8th Floor 200 Vesey Street New York, New York 10281
Wells Fargo Securities, LLC 375 Park Avenue New York, New York 10152

Re:	Opinion Required by Sections 7(n) and 8(e) of each of the Controlled Equity OfferingSM Sales Agreements dated March 1, 2013

Ladies and Gentlemen:
The undersigned, along with the law firm of Goulston & Storrs P.C. has served as counsel to CBL & Associates Properties, Inc., a Delaware corporation (the “Company”) and the owner of 100% of the issued and outstanding shares of common stock of both CBL Holdings I, Inc., a Delaware corporation (“CBL Holdings I”), and CBL Holdings II, Inc., a Delaware corporation (“CBL Holdings II”), the general partner and a limited partner, respectively of CBL & Associates Limited Partnership, a Delaware limited partnership (the “Operating Partnership”), the owner of 100% of the issued and outstanding shares of both preferred stock and common stock of CBL & Associates Management, Inc., a Delaware corporation (the “Management Company”), and we are delivering this opinion in connection with the offering contemplated by the prospectus dated March 1, 2013 (the “Base Prospectus”) and the prospectus supplement dated March 1, 2013 (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”) with respect to the Registration Statement on Form S-3

1

(Registration No. 333-182515) (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). This opinion is being provided to you pursuant to Section 7(n) and Section 8(e) of each of the Controlled Equity OfferingSM Sales Agreements dated March 1, 2013 by and among the Company, the Operating Partnership and each of Cantor Fitzgerald & Co., J.P. Morgan Securities LLC, KeyBanc Capital Markets Inc., RBC Capital Markets, LLC and Wells Fargo Securities, LLC (collectively, the “Sales Agreements”), in connection with the issuance and sale by the Company from time to time of shares of its common stock, par value $.01 per share (the “Common Stock”) having an aggregate offering price of up to $300,000,000 (the “Offered Securities”) in an “at the market” offering as defined in Rule 415 under the Securities Act (including, without limitation, sales made directly on the New York Stock Exchange (“NYSE”), on any other existing trading market for the Common Stock or to or through a market maker or, through privately negotiated transactions) (the “At-the-Market Offering”), pursuant to the terms of the Sales Agreements and in accordance with the Prospectus. Capitalized terms not otherwise defined herein are defined as set forth in the Sales Agreements. References to the Registration Statement, the Base Prospectus, the Prospectus Supplement and the Prospectus shall include the “Incorporated Documents” (as defined herein).
Section 1    The documents we have examined for purposes of this opinion are the following documents:
1.1    The originals as signed, or copies of the originals showing signatures and identified to us in each case as a true copy of the original as signed, of each of the Sales Agreements. The transactions contemplated by the Sales Agreements and described in the Prospectus are referred to hereinafter as the “Transactions.”
1.2    The Officer’s Certificate, executed by an officer of the Company, delivered to Husch Blackwell LLP in connection with this opinion, (the “Officer’s Certificate”);
1.3    The certificate dated of even date herewith (the “Company Certificate”), delivered to Husch Blackwell LLP by the Company and the Operating Partnership, which provides certain representations by them relevant to Section 2.4, Section 2.5 and Section 2.6 of this opinion.
1.4    The due diligence letter dated of even date herewith (the “CLO Letter”) delivered to Husch Blackwell LLP by the Company’s Chief Legal Officer on behalf of the Company, which provides certain representations and legal opinions as to the validity and binding nature of lease amendments referred to in the CLO Letter relevant to this opinion.
We have also examined:
1.5    The Certificates of Good Standing with respect to the Company and the “Subsidiaries” (as that term is defined in Section 2.1) issued by the applicable Secretary of State or other applicable governing authority of the states, countries or foreign territories of their respective jurisdictions of incorporation, organization, formation or creation, as well as the Certificates of Good Standing with respect to the Company, the Operating Partnership, CBL

2

Holdings, I, CBL Holdings, II and the Management Company issued by the applicable Secretary of State of each jurisdiction in which each of them is qualified to conduct business listed on Attachment C;
1.6    The Registration Statement;
1.7    The Base Prospectus and the Prospectus Supplement;
1.8    The Annual Report of the Company on Form 10-K for the year ended December 31, 2012 (the “Form 10-K”) filed with the Commission under the Exchange Act, together with (i) Current Reports of the Company on Form 8-K filed (not furnished) with the Commission after December 31, 2012; (ii) those portions of the Company’s definitive proxy statement on Schedule 14A filed on March 26, 2012 and incorporated by reference to its Annual Report on Form 10-K for the year ended December 31, 2011 filed on February 29, 2012; (iii) the description of the Company’s Common Stock contained in its Registration Statement on Form 8‑A dated October 25, 1993, and any amendment or report filed for the purpose of updating such description; and (iv) any other documents incorporated by reference in the Registration Statement and the Prospectus after the filing of the Form 10-K with the Commission (together with the Form 10-K and the documents indicated in clauses (i), (ii) and (iii) of this Section 1.8, the “Incorporated Documents”);
1.9    The Fourth Amended and Restated Agreement of Limited Partnership of CBL & Associates Limited Partnership, dated November 2, 2010, as further supplemented by the Certificate of Designations of the 6.625% Series E Cumulative Redeemable Preferred Units of CBL & Associates Limited Partnership, dated October 1, 2012 (the “Operating Partnership Agreement”);

1.10    Such other documents as we, in our professional judgment, have deemed necessary or appropriate as a basis for the opinions set forth below.
In rendering the following opinions, as to the factual matters that affect our opinions, we have, with your approval, relied on (without investigation and to the extent we do not have any knowledge to the contrary, assumed the accuracy of) the representations and warranties of the Company in the Sales Agreements, certificates (including but not limited to the Officer’s Certificate, the Company Certificate and the CLO Letter, statements and other representations of officers of the Company and others including certificates of public officials listed in Section 1.5 hereof (the “Public Documents”)). We have assumed for purposes of this opinion: (a) the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, the authenticity of the originals of such latter documents; (b) that the form and content of all documents submitted to us as unexecuted final drafts do not differ in any respect relevant to this opinion from the form and content of such documents as executed and delivered, (c) the enforceability of all documents submitted to us against parties other than the Company; (d) that there has been no oral or written modification of or amendment to any of the documents we have reviewed, and there has been no waiver of any provision of any of such documents, by action or omission of the parties or

3

otherwise; (e) that any certifications dated prior to the date hereof remain true as of the date hereof; and (f) that each Public Document is accurate, complete and authentic and all official public records are accurate and complete.

Section 2    Based on the foregoing and in reliance thereon and on the assumptions and subject to the qualifications and limitations set forth in this opinion, we are of the opinion that:
2.1    Based solely on our review of the Public Documents (and, to the extent applicable, the Officer’s Certificate) and without independent investigation of any nature, (i) each of the Company’s subsidiaries identified on Attachment A hereto (the “Subsidiaries”) is existing as a general partnership, limited partnership, limited liability company or corporation, as applicable, and (ii) each of the subsidiaries is in good standing under the laws of its jurisdiction of formation, organization or incorporation.
2.2    Based solely on our review of the Public Documents, each of CBL Holdings I and the Management Company have been qualified as a foreign corporation, and the Operating Partnership has been qualified as a foreign limited partnership for the transaction of business, in each of the jurisdictions set forth on Attachment C hereto. Based solely on our review of the Officer’s Certificate, the jurisdictions listed on Attachment C represent each jurisdiction (other than Delaware) in which the Company, the Management Company and/or the Operating Partnership owns or leases properties or conducts business.
2.3    The issue and sale of the Offered Securities by the Company and the compliance by the Company and the Operating Partnership with all of the provisions of the Sales Agreements with respect to the Offered Securities and the consummation of the Transactions will not result in any violation of any statute or any order, rule or regulation known to us to apply to transactions similar to the Transactions, of any court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries or any of their respective properties, provided that, with respect to the matters set forth in this Section 2.3, we express no opinion with respect to the Securities Act or to any state or foreign securities or Blue Sky laws.
2.4    The Company has been organized and has operated in conformity with the requirements for qualification as a REIT under the Code for the taxable year ended December 31, 2005, the taxable year ended December 31, 2006, the taxable year ended December 31, 2007, the taxable year ended December 31, 2008, the taxable year ended December 31, 2009, the taxable year ended December 31, 2010, the taxable year ended December 31, 2011 and the taxable year ended December 31, 2012, and the present and proposed method of operation of the Company and the Operating Partnership, as described in the Registration Statement and the Prospectus, and as represented by the Company and the Operating Partnership in the Company Certificate and as represented in the CLO Letter, will permit the Company to continue to so qualify.
2.5    The statements made in the Registration Statement under the caption “Material U.S. Federal Income Tax Considerations”, and the statements made in the Prospectus as amended or supplemented under the corresponding caption to the extent made, insofar as such statements constitute a summary of documents referred to therein, are accurate summaries in all

4

material respects, and insofar as such statements constitute a summary of matters of law, summaries of legal matters, legal proceedings or legal conclusions, are accurate summaries in all material respects.
2.6    The Operating Partnership (a) is properly treated as a partnership for federal income tax purposes and (b) is not a “publicly traded partnership” within the meaning of Section 7704(b) of the Code, as amended.
2.7    All of the issued shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the issued shares of capital stock of the Company was issued in violation of preemptive rights.
2.8    Based solely on our review of the documents listed on Attachment B with respect to the Operating Partnership, no partnership interests of the Operating Partnership are reserved for issuance for any purpose, and there are no outstanding securities convertible into or exchangeable or exercisable for any partnership interests of the Operating Partnership, except as set forth in the Operating Partnership Agreement concerning (a) the rights of holders of outstanding Special Common Units to exchange such securities for regular Common Units of limited partnership interest in the Operating Partnership and (b) the rights of holders of outstanding 6.625% Series E Cumulative Redeemable Preferred Units to exchange such securities for regular Common Units of limited partnership interest in the Operating Partnership under the circumstances set forth in the Operating Partnership Agreement.
2.9    No fact has come to our attention that has caused us to believe that (i) the Registration Statement (except for financial statements (including notes) and supporting schedules and other financial information included or incorporated by reference therein or omitted therefrom and for statistical information derived from such financial statements (including notes), supporting schedules and other financial information, as to which we need make no statement), at the time such Registration Statement became effective or on March 1, 2013, and at the “new effective date” with respect to the Sales Agents and the Offered Securities pursuant to, and within the meaning of, Commission Rule 430B(f)(2) under the Securities Act, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the Prospectus, as amended or supplemented, if applicable (except for financial statements (including notes) and supporting schedules and other financial information included or incorporated by reference therein or omitted therefrom and for statistical information derived from such financial statements (including notes), supporting schedules and other financial information, as to which we need make no statement), at its date or as of the date hereof, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
Section 3    Our opinions are based on the assumptions (upon which we have relied with your consent) and subject to the qualifications and limitations, set forth in this letter, including the following:

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3.1    Except as specifically set forth herein, this opinion is limited to matters governed by the federal laws of the United States of America and the laws of the state of Tennessee. As stated in Section 2.1 and Section 2.2, our opinions in those sections are based solely on our review of Public Documents (and, to the extent applicable, the Officer’s Certificate) and are not based, even in part, on the law of any jurisdiction. Our opinion in Section 2.7 is limited to matters governed by the General Corporation Law of the State of Delaware (the “Delaware Act”). Although we are not licensed to practice law in the state of Delaware, we are generally familiar with the Delaware Act so that with respect to the matters set forth in Section 2, our opinions are limited to and based solely on a review of the Delaware Act. We express no opinion as to the effect on the Transactions of local law which shall include charters, ordinances, administrative opinions and rules and regulations of cities, counties, towns, municipalities and special political subdivisions (whether created or enabled through legislative action at the federal, state or regional level). Other than our opinion in Section 2.7, which is limited to matters governed by the Delaware Act, we have assumed that any laws (other than the federal laws of the United States of America) that may apply to the Company, the Subsidiaries or the Transactions are the same as the laws of the State of Tennessee.
3.2    We have also assumed for the purposes of this opinion that: (a) any certifications dated prior to the Applicable Time remain true as of the Applicable Time; (b) each Public Document is accurate, complete and authentic and all official public records are accurate and complete; (c) all statutes, judicial and administrative decisions, and rules and regulations of governmental agencies, constituting Federal law, the Delaware Act and the law of the state of Tennessee, are generally available (i.e., in terms of access and distribution following publication or other release) to practicing lawyers, and are in a format that makes the legal research reasonably feasible; and (d) the constitutionality or validity of a relevant statute, rule, regulation or agency action is not in issue unless a reported decision in the applicable jurisdiction listed in “(c)”, above has specifically addressed but not resolved, or has established, its unconstitutionality or invalidity.
3.3    Our opinion is based on (a) our understanding of the facts as represented to us in the Company Certificate and the CLO Letter, and (b) the assumptions that (i) the Company and the Operating Partnership are operated, and will continue to be operated, in the manner described in the Company Certificate, (ii) all representations of fact contained in the Company Certificate and the CLO Letter are true and complete in all material respects, (iii) all legal opinions contained in the CLO Letter are reasonable, correct, and complete, (iv) any representation of fact in the Company Certificate that is made “to the knowledge” or similarly qualified is correct without such qualification and (v) the Company qualified as a REIT for its 2004 taxable year and all prior taxable years. We have not undertaken any independent inquiry into or verification of these facts either in the course of our representation of the Company or for the purpose of rendering this opinion.
3.4    We also note that the tax consequences addressed herein depend upon the actual occurrence of events in the future, which events may or may not be consistent with any representations made to us for purposes of this opinion. In particular, the qualification and taxation of the Company as a REIT for federal income tax purposes depend upon the Company’s ability to meet on a continuing basis certain distribution levels, diversity of stock ownership, and

6

the various qualification tests imposed by the Code. To the extent that the facts differ from those represented to or assumed by us herein, our opinion should not be relied upon.
3.5    Our opinion herein is based on existing law as contained in the Code, final and temporary Treasury Regulations promulgated thereunder, administrative pronouncements of the Internal Revenue Service (the “IRS”) and court decisions as of the date hereof. The provisions of the Code and the Treasury Regulations, IRS administrative pronouncements and case law upon which this opinion is based could be changed at any time, perhaps with retroactive effect. In addition, some of the issues under existing law that could significantly affect our opinion have not yet been authoritatively addressed by the IRS or the courts, and our opinion is not binding on the IRS or the courts. Hence, there can be no assurance that the IRS will not challenge, or that the courts will agree, with our conclusions.
3.6    With respect to the opinions set forth in Section 2.4, Section 2.5 and Section 2.6, we express no opinion as to matters governed by any laws other than the Code, the Treasury Regulations, published administrative announcements and rulings of the IRS, and court decisions.
3.7    Notwithstanding the foregoing, pursuant to U.S. Treasury Department Circular 230, we are informing you that (a) this opinion is not intended to be used, was not written to be used, and cannot be used, by any taxpayer for the purpose of avoiding penalties under the U.S. federal tax laws that may be imposed on the taxpayer, (b) this opinion was written in connection with the issuance and sale of the Offered Securities, and (c) each taxpayer should seek advice based on his, her or its particular circumstances from an independent tax advisor.
3.8    As to matters of fact, we have assumed all representations of the Company and the other parties in the Sales Agreements are true. When an opinion is stated to be based on the existence or absence of facts “to the best of our knowledge”, “known to us”, or the statement is made that “we have no knowledge”, or other words of similar import appear, such language is intended to signify that, in the course of our representation of the Company (in connection with the Transactions) and based on consultation with the lawyers in our firm primarily responsible for the matter described in the first paragraph hereof and such other lawyers in our firm as we have deemed necessary to consult in connection with delivering the opinions set forth herein, we have not acquired actual knowledge of the existence or absence of such facts. We have not undertaken any independent investigation to determine the existence or absence of such facts, and no inference as to our knowledge of the existence or absence of such facts should be drawn from the fact of our representation of the Company.
3.9    The opinions expressed herein relate only to laws which are specifically referred to in this opinion and which laws, in our experience, are normally directly applicable to transactions of the type provided for in the Sales Agreements.
3.10    This opinion is limited to the matters specifically stated in this letter, and no further opinion is to be implied or may be inferred beyond the opinions specifically stated herein. Unless otherwise stated herein, we have made no independent investigation regarding factual matters. This opinion is based solely on the state of the law as of the date of this opinion,

7

and the factual matters in existence as of such date, and we specifically disclaim any obligation to monitor any of the matters stated in this opinion or to advise the persons entitled to rely on this opinion of any change in law or fact after the date of this opinion which might affect any of the opinions stated herein.
This opinion is rendered solely for your benefit in connection with the execution and delivery by the Company of the Sales Agreements, and may not be released to or relied upon by any other person or for any other purpose without our prior written consent.
Yours very truly,

HUSCH BLACKWELL LLP

8

Exhibit 7(n)(ii)
FORM OF OPINION OF GOULSTON & STORRS, P.C.
TO BE DELIVERED PURSUANT TO SECTION 7(n)
March 1, 2013
Cantor Fitzgerald & Co.
499 Park Avenue
New York, New York 10022
J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179
KeyBanc Capital Markets Inc.
127 Public Square
Cleveland, Ohio 44114
RBC Capital Markets, LLC
Three Financial World Center, 8th Floor
200 Vesey Street
New York, New York 10281
Wells Fargo Securities, LLC
375 Park Avenue
New York, New York 10112

Re:	CBL & Associates Properties, Inc. — Common Stock having an aggregate offering price of up to $300,000,000
Ladies and Gentlemen:
We have acted as counsel to CBL & Associates Properties, Inc., a Delaware corporation (the “Company”), CBL & Associates Limited Partnership, a Delaware limited partnership (the “Operating Partnership”), CBL Holdings I, Inc., a Delaware corporation (“CBL Holdings I”), and CBL Holdings II, Inc., a Delaware corporation (“CBL Holdings II”), in connection with the issuance and sale by the Company of common stock, par value $0.01 per share, having an aggregate offering price of up to $300,000,000 (the “Securities”), pursuant to the terms of the Controlled Equity Offering SalesSM Agreements, each dated March 1, 2013 (collectively, the “Sales Agreements”) by and among the Company, the Operating Partnership and each of Cantor Fitzgerald & Co., J.P. Morgan Securities LLC, KeyBanc Capital Markets Inc., RBC Capital Markets, LLC and Wells Fargo Securities, LLC (collectively, the “Sales Agents”). All capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to them in the Sales Agreements.
This opinion is furnished to you pursuant to Sections 7(n) and 8(e) of each of the Sales Agreements.

    We have examined the following documents (the “Documents”):

Cantor Fitzgerald & Co., J.P. Morgan Securities LLC, KeyBanc Capital Markets Inc., RBC Capital Markets, LLC and Wells Fargo Securities, LLC
March 1, 2013

1.
the Registration Statement on Form S-3, as amended (No. 333-182515), relating to the Securities, dated March 1, 2013, as filed by the Company with the Securities and Exchange Commission (the “Commission”) in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Act”) (such registration statement, including the documents incorporated or deemed to be incorporated by reference therein, being referred to herein as the “Registration Statement”);

2.
the Prospectus Supplement, dated March 1, 2013, as filed by the Company pursuant to Rule 424(b) of the Act, and the accompanying base prospectus included as part of the Registration Statement, each relating to the Securities (such base prospectus and Prospectus Supplement being referred to herein as the “Prospectus”);

3.
the documents filed by the Company under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated or deemed incorporated by reference in the Prospectus pursuant to Item 12 of Form S-3 through the date hereof; and

4.	an executed copy of each of the Sales Agreements.
Except as otherwise noted herein, in rendering this opinion letter we have examined and relied solely upon the following, and we have made no other inquiry, investigation or documentary review whatsoever:

1.	the Documents;

2.
the Officers’ Certificate, executed by an officer of the Company, delivered to the Sales Agents pursuant to Section 7(m) of each of the Sales Agreements, in the form attached hereto as Exhibit A (the “Officers’ Certificate”);

3.
the Officer’s Certificate, executed by an officer of the Company, delivered to Goulston & Storrs, P.C. in connection with this opinion, in the form attached hereto as Exhibit B (the “Company Certificate”);

4.
the Secretary’s Certificate, executed by the secretary of the Company, delivered to Goulston & Storrs, P.C. in connection with this opinion, in the form attached hereto as Exhibit C (the “Secretary Certificate”);

5.
copies, certified by the Secretary of State of the State of Delaware, of the certificate of incorporation or certificate of limited partnership, as the case may be, of each of the Company, the Operating Partnership, CBL Holdings I and CBL Holdings II;

6.	certificates of good standing and legal existence from the State of Delaware with respect to each of the Company, the Operating Partnership, CBL Holdings I and CBL Holdings II;

Cantor Fitzgerald & Co., J.P. Morgan Securities LLC, KeyBanc Capital Markets Inc., RBC Capital Markets, LLC and Wells Fargo Securities, LLC
March 1, 2013

7.
certificates of good standing and legal existence as a foreign corporation or foreign limited partnership from public officials in the states named in Schedule A attached hereto with respect to each of the Company, the Operating Partnership, CBL Holdings I and CBL Holdings II;

8.	the bylaws of each of the Company, CBL Holdings I and CBL Holdings II; and

9.	the Fourth Amended and Restated Agreement of Limited Partnership of the Operating Partnership, dated November 2, 2010.
In addition, we have reviewed such provisions of the laws of the State of New York, as applied by courts located in the State of New York and of the United States of America and such provisions of the General Corporation Law of the State of Delaware and the Delaware Revised Uniform Limited Partnership Act as we have deemed necessary in order to express the opinions set forth below.
Based solely on the foregoing, and subject to the limitations and qualifications set forth below, we are of the opinion that:

1.
Each of the Company, CBL Holdings I and CBL Holdings II is a corporation duly incorporated, legally existing and in good standing under the laws of the State of Delaware and has the corporate power to own its properties and conduct its business as described in the Registration Statement and the Prospectus and, based solely upon the certificates of good standing or similar certificates received from the Secretary of State or similar official of each of the respective states listed on Schedule A hereto, is qualified to transact business and is in good standing as a foreign corporation in such states.

2.
The Operating Partnership is a partnership duly formed, legally existing and in good standing under the laws of the State of Delaware; the Operating Partnership Agreement has been duly authorized, executed and delivered by each of CBL Holdings I and CBL Holdings II and is valid, legally binding and enforceable in accordance with its terms; and the partnership interests of the Operating Partnership owned by CBL Holdings I and CBL, Holdings II have been duly authorized and validly issued, and are owned by them.

3.
The Operating Partnership has the partnership power under the Operating Partnership Agreement and the Delaware Revised Uniform Limited Partnership Act to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus and, based solely upon the certificates of good standing or similar certificates received from the Secretary of State or similar official of each of the respective states listed on Schedule A hereto, is qualified to transact business and is in good standing as a foreign limited partnership in such states.

4.
The execution and delivery by each of the Company and the Operating Partnership of the Sales Agreements have been duly authorized by all necessary corporate action of the Company or partnership action of the Operating Partnership, and the Sales Agreements

Cantor Fitzgerald & Co., J.P. Morgan Securities LLC, KeyBanc Capital Markets Inc., RBC Capital Markets, LLC and Wells Fargo Securities, LLC
March 1, 2013

have been duly executed and delivered by each of the Company and the Operating Partnership to the Sales Agents and constitute the valid, binding and enforceable obligations of each of the Company and the Operating Partnership.

5.
The Securities have been duly authorized by all necessary corporate action and, upon delivery to the Sales Agents against payment therefor in accordance with the terms of the Sales Agreements, will be validly issued, fully paid and non-assessable; and the issuance of the Securities is not subject to preemptive rights.

7.	The Securities are duly authorized for listing on the New York Stock Exchange, subject to official notice of issuance.

8.
The execution and delivery of the Sales Agreements and the performance by the Company and the Operating Partnership of their respective obligations thereunder (i) do not violate or result in a violation of the certificate of incorporation or bylaws of the Company, CBL Holdings I or CBL Holdings II or the certificate of limited partnership of the Operating Partnership or the Operating Partnership Agreement, and (ii) do not violate any statute, rule, regulation or judgment, order or decree known to us of any court or governmental authority or agency having jurisdiction over the Company, CBL Holdings I, CBL Holdings II or the Operating Partnership.

9.	The Securities conform in all material respects to the description thereof contained under the headings “Description of Capital Stock” in the Prospectus.

10.
Neither the Company nor the Operating Partnership is, nor after receipt of the proceeds from the sale of the Securities and the use of such proceeds in accordance with the “Use of Proceeds” section of the Prospectus will be, required to register as an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

11.
The Registration Statement has become effective under the Act, and we are not aware that any stop order suspending the effectiveness thereof has been issued or any proceedings for that purpose have been instituted or are pending or threatened under the Act.

12.
Each of the documents that are incorporated or deemed incorporated by reference into the Prospectus at the time it was filed or last amended (other than the financial statements and supporting schedules and other financial or statistical data derived from such financial statements included therein, as to which we express no opinion), when it was filed with the Commission (or, if later, upon filing of an amendment thereto) complied, as of its respective date, as to form in all material respects with the requirements of the Exchange Act.

13.
The Registration Statement, the Prospectus, and each amendment or supplement to the Registration Statement and Prospectus (in each case other than (i) the financial statements and supporting schedules and other financial or statistical data derived from such

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financial statements included or incorporated by reference therein or omitted therefrom as to which we express no opinion and (ii) except as expressed in our opinion in paragraph 12 above, the documents incorporated therein), complied as to form in all material respects with the requirements of the Act.

14.
No authorization, approval or consent of any court or governmental authority or agency is required in connection with the transactions contemplated by the Sales Agreements, except such as have been obtained under the Act and from the NYSE and such as may be required under state securities or blue sky laws in connection with sale from time to time of the Securities on the Company’s behalf by the Sales Agents.

15.	The Company has an authorized capitalization as set forth or incorporated by reference in the Registration Statement and the Prospectus.

16.
The partnership interests of the Operating Partnership have been duly authorized by all necessary partnership action and validly issued and, assuming that the holders of limited partner interests of the Operating Partnership do not participate in the control of the business of the Operating Partnership, the Common Units will represent valid and, subject to the qualifications set forth herein, fully paid limited partner interests in the Operating Partnership (subject to the obligation of a limited partner of the Operating Partnership to make payments provided for in the Operating Partnership Agreement).

17.
The Common Units to be issued to CBL Holdings II by the Operating Partnership in conjunction with the issuance by the Company of the Securities have been duly authorized by all necessary partnership action and validly issued and, assuming that CBL Holdings II does not participate in the control of the business of the Operating Partnership, such Common Units will represent valid and, subject to the qualifications set forth herein, fully paid limited partner interests in the Operating Partnership (subject to the obligation of a limited partner of the Operating Partnership to make payments provided for in the Operating Partnership Agreement). To our knowledge, except as described in the Registration Statement and the Prospectus, there are no preemptive rights to purchase or subscribe for partnership interests of the Operating Partnership or any other securities of the Operating Partnership.

18.
The execution and delivery of the Sales Agreements by each of the Company and the Operating Partnership and the performance by each of the Company and the Operating Partnership of its obligations thereunder and the consummation of the transactions therein contemplated do not and will not, whether with or without the giving of notice or lapse of time or both, cause a violation of, or breach or default under the terms of any contract set forth on Exhibit D attached hereto.

In addition, we have participated in conferences with your representatives and with representatives of the Company and its accountants concerning the Registration Statement and the Prospectus, and have considered the matters required to be stated therein and the statements contained therein, although we have not independently verified the accuracy, completeness or

Cantor Fitzgerald & Co., J.P. Morgan Securities LLC, KeyBanc Capital Markets Inc., RBC Capital Markets, LLC and Wells Fargo Securities, LLC
March 1, 2013

fairness of such statements (except with respect to opinion 9 above). Based upon and subject to the foregoing, nothing has come to our attention that leads us to believe that: (i) the Registration Statement, at the time it became effective and at the “new effective date” with respect to the Underwriters and the Securities pursuant to, and within the meaning of, Rule 430B(f)(2) under the Act, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) the Prospectus, as of its date or as of the date hereof, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; (it being understood that we have not been requested to and do not make any comment in this paragraph with respect to the financial statements or other financial or statistical data derived therefrom contained in the Registration Statement or the Prospectus).
The opinions and factual confirmations expressed herein are subject to the following limitations and qualifications:
A.    We have assumed (i) the genuineness of all signatures, (ii) the legal capacity of all natural persons, (iii) the conformity to the original documents of all documents submitted to us as electronic, certified, facsimile or photostatic copies, (iv) the authenticity, accuracy and completeness of all documents submitted to us as originals or as copies of originals, (v) that the Documents as executed and delivered are identical to the final drafts thereof reviewed by us in all respects material to the opinions expressed herein, and (vi) the absence of mutual mistake or misunderstanding and of fraud, coercion, duress or other similar inequitable conduct in connection with the negotiation, execution and delivery of the Documents and the transactions contemplated thereby.

B.    We have assumed that (i) each person named as a party (other than the Company, CBL Holdings I, CBL Holdings II and the Operating Partnership) to any Document (each a “Non-CBL Party”), (a) has all requisite power and authority and has taken all necessary corporate or other action to authorize such Non-CBL Party to execute and deliver, and to perform his, her or its obligations under, such Documents and other related documents as may be executed in connection therewith and to which it is a party and to effect the transactions contemplated thereby, and; (b) has duly executed and delivered such Documents and other related documents; (ii) such Documents and other related documents constitute legal, valid and binding obligations of each such Non-CBL Party enforceable against him, her or it in accordance with their respective terms; and (iii) that the consideration to be received by the Company pursuant to or in connection with the Documents has been delivered to or for the benefit of the Company on the date hereof. This opinion letter does not take account of, and we express no opinion with respect to, (i) any requirement of law that may be applicable to any Non-CBL Party by reason of the legal or regulatory status of any Non-CBL Party or by reason of any other facts particularly pertaining to any Non-CBL Party, or (ii) any approval or consent

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March 1, 2013

required by or arising out of any contract or agreement (other than the Documents) to which any Non-CBL Party is a party or by which he, she or it is bound.

C.    The opinions expressed herein are specifically qualified to the extent that any of them may be subject to or limited by (i) applicable bankruptcy, insolvency, receivership, reorganization, fraudulent conveyance, moratorium and other similar statutory or decisional laws, enacted or in effect at any time, pertaining to the relief of debtors or affecting the rights of creditors, (ii) general principles of equity, regardless of whether enforcement is sought in proceedings in equity, at law or otherwise, (iii) the exercise of judicial or administrative discretion, (iv) any Non-CBL Party’s implied duty of good faith and fair dealing, (v) the application of laws determined to have a paramount public interest or determinations as to specific provisions contained in the Sales Agreements being unenforceable by reason of the same being contrary to generally applicable principles of public policy; provided, however, that the inclusion of such specific provisions does not render such documents unenforceable as a whole. Furthermore, we express no opinion as to the availability of any equitable or specific remedy, or as to the successful assertion of any equitable defense, upon any breach of any agreements or documents or obligations referred to therein, or any other matters, inasmuch as the availability of such remedies or defenses may be subject to the discretion of a court. Without limiting the foregoing, with respect to our opinions in paragraphs 4 and 5 above as to the enforceability of the Sales Agreements against the Company, we are expressing no opinion as to the enforceability of the indemnification or contribution provisions of the Sales Agreements.

D.    This opinion letter is limited to the legal matters explicitly addressed herein and does not extend, by implication or otherwise, to any other matter. Without limiting the generality of the foregoing, no opinion is expressed herein with respect to, or the effect any of the following may have upon any opinion expressed in this opinion letter: (i) state securities or “blue sky” laws of any jurisdiction in the United States, (ii) state or federal antifraud laws, (iii) approval by the Financial Industry Regulatory Authority of the offering of the Securities, (iv) tax matters, (v) any provision of the Documents with respect to submission to jurisdiction, waiver of service of process and venue, waiver of trial by jury, subrogation rights, penalties, forfeitures or charges, powers of attorney, prohibitions of assignment, delay or omission of enforcement of rights or remedies, severability or specifying that provisions of any Document may be amended or waived only in writing; or (vi) the authorization of the terms, execution, delivery and performance of and/or the legality or enforceability of provisions of the Documents to the extent such authorization, legality or enforceability is predicated upon any of the foregoing.

E.    Except as otherwise specifically provided herein, we are not passing upon and do not assume any responsibility for the accuracy, sufficiency, completeness or fairness of any statements, representations, warranties, descriptions, information or

Cantor Fitzgerald & Co., J.P. Morgan Securities LLC, KeyBanc Capital Markets Inc., RBC Capital Markets, LLC and Wells Fargo Securities, LLC
March 1, 2013

financial data supplied to the Sales Agents or any third party in or with respect to the Documents or the transactions contemplated thereby or the fairness of such transactions themselves, and we make no representation that we have independently verified the accuracy, sufficiency, completeness or fairness of any of the foregoing.
F.    With respect to references herein to “our knowledge” or words of similar import, such references are to the actual knowledge as to factual matters acquired, in the course of our representation of the Company, the Operating Partnership, CBL Holdings I and CBL Holdings II with respect to the matter described in the first paragraph of this opinion letter, by attorneys in this firm primarily responsible for that matter and other attorneys in this firm whom we have consulted in connection with the opinions and factual confirmations expressed in this letter. Except as specifically noted above, we have not made any independent review or investigation of any factual matter, and no inference as to our knowledge of the existence or absence of any fact should be drawn from the fact of our representation of the Company, the Operating Partnership, CBL Holdings I and CBL Holdings II.

G.    The opinions expressed herein are limited to the existing laws of the State of New York, as applied by courts located in the State of New York and of the United States of America and provisions of the General Corporation Law of the State of Delaware and the Delaware Revised Uniform Limited Partnership Act. We express no opinion as to choice or conflicts of laws or as to the laws of any other jurisdiction or as to statutes, administrative decisions, rule, regulations of any court, municipality, subdivision or local authority of any jurisdiction.
H.    The opinions expressed in paragraphs 1 and 3 above as to legal existence, good standing and foreign qualification of the Company, the Operating Partnership, CBL Holdings I and CBL Holdings II are based solely on the certificates referred to in clause (6) and clause (7) of the fourth introductory paragraph of this opinion letter and such opinions speak as of the date of such certificates. We have made no independent investigation as to whether those certificates are accurate or complete. The opinion expressed in paragraph 8(ii) as to no violation of existing law is based upon only those statutes, rules and regulations that, in our experience, are normally applicable to transactions of the type contemplated by the Documents and we have, with your consent, relied solely upon the Company Certificate and Secretary Certificate. We have made no independent investigation as to whether any of the aforementioned certificates are accurate or complete, but we have no knowledge of any such inaccuracy or incompleteness. The opinion expressed in paragraph 14 as to consents, approvals, and filings relate only to consents, approvals and filings that, in our experience, are normally applicable to transactions of the type contemplated by the Documents.

Cantor Fitzgerald & Co., J.P. Morgan Securities LLC, KeyBanc Capital Markets Inc., RBC Capital Markets, LLC and Wells Fargo Securities, LLC
March 1, 2013

All opinions expressed herein are as of the date hereof (unless otherwise stated), and we assume no obligation to update such opinions to reflect any facts or circumstances that hereafter come to our attention or any changes in the law that may hereafter occur. This opinion letter is furnished to you at the direction of the Company, is exclusively for the purpose of satisfying the conditions set forth in Sections 7(n) and 8(e) of each of the Sales Agreements and shall not be relied upon by, or furnished or disclosed (by summary or otherwise) in whole or in part to, any other person or used for any other purpose, except as may otherwise be required by law.

Very truly yours,

YMG/TBB/ccc/nvp
2210722.6

SCHEDULE A: FOREIGN QUALIFICATIONS

Foreign Qualifications
ENTITY	STATE
CBL & Associates Properties, Inc.	Delaware (State of Incorporation)
Tennessee
CBL Holdings I, Inc.	Delaware (State of Incorporation)
Alabama, Colorado, Connecticut, Florida, Georgia, Illinois, Kansas, Kentucky, Maine, Massachusetts, Michigan, Mississippi, Missouri, New Hampshire, New York, North Carolina, Ohio, Pennsylvania, South Carolina, Tennessee, Texas, Virginia, Wisconsin, Wyoming

CBL Holdings II, Inc.	Delaware (State of Incorporation)
CBL & Associates Management, Inc.	Delaware (State of Incorporation)
Alabama, Arkansas, California, Colorado, Connecticut, Florida, Georgia, Illinois, Indiana, Kansas, Kentucky, Louisiana, Maine, Massachusetts, Michigan, Mississippi, Missouri, Nebraska, New Hampshire, New Jersey, New York, North Carolina, North Dakota, Ohio, Oklahoma, Pennsylvania, South Carolina, Tennessee, Texas, Utah, Vermont, Virginia, Wisconsin, Wyoming

CBL & Associates Limited Partnership	Delaware (State of creation)
Alabama, Colorado, Connecticut, Florida, Georgia, Illinois, Kansas, Kentucky, Maine, Massachusetts, Michigan, Mississippi, Missouri, New Hampshire, New York, North Carolina, Ohio, Pennsylvania, South Carolina, Tennessee, Texas, Virginia, Wisconsin, Wyoming

EXHIBIT A: OFFICERS' CERTIFICATE

[Intentionally Omitted]

EXHIBIT B: COMPANY CERTIFICATE

[Intentionally Omitted]

EXHIBIT C: SECRETARY CERTIFICATE

[Intentionally Omitted]

EXHIBIT D: APPLICABLE CONTRACTS

1.	Fourth Amended and Restated Agreement of Limited Partnership of the Operating Partnership, dated November 2, 2010.

2.	Certificate of Designation, dated October 1, 2012, relating to the 6.625% Series E Cumulative Preferred Units.

3.	Share Ownership Agreement by and among the Company and its related parties and the Jacobs entities, dated as of January 31, 2001.

4.	Contribution Agreement among Westfield America Limited Partnership, as Transferor, and CW Joint Venture, LLC, as Transferee, and CBL & Associates Limited Partnership, dated August 9, 2007.

5.
Contribution Agreement among CBL & Associates Limited Partnership, as Transferor, St. Clair Square, GP, Inc. and CW Joint Venture, LLC, as Transferee, and Westfield America Limited Partnership, dated August 9, 2007.

6.	Purchase and Sale Agreement between Westfield America Limited Partnership, as Transferor, and CBL & Associates Limited Partnership, as Transferee, dated August 9, 2007.

Exhibit 7(n)(iii)
FORM OF OPINION OF CHIEF LEGAL OFFICER OF THE COMPANY
TO BE DELIVERED PURSUANT TO SECTION 7(n)

March 1, 2013

Cantor Fitzgerald & Co. 499 Park Avenue New York, New York 10022
J.P. Morgan Securities LLC 383 Madison Avenue New York, New York 10179
KeyBanc Capital Markets Inc. 127 Public Square Cleveland, Ohio 44114
RBC Capital Markets, LLC Three World Financial Center, 8th Floor 200 Vesey Street New York, New York 10281
Wells Fargo Securities, LLC 375 Park Avenue New York, New York 10152

Re:	Opinion Required by Sections 7(n) and 8(e) of the Controlled Equity OfferingSM Sales Agreements dated March 1, 2013

Ladies and Gentlemen:
The undersigned serves as Chief Legal Officer of CBL & Associates Properties, Inc., a Delaware Corporation (the “Company”) and the owner of 100% of the issued and outstanding shares of common stock of both CBL Holdings I, Inc., a Delaware corporation (“CBL Holdings I”), and CBL Holdings II, Inc., a Delaware corporation (“CBL Holdings II”), the general partner and a limited partner, respectively of CBL & Associates Limited Partnership, a Delaware limited partnership (the “Operating Partnership”), the owner of 100% of the issued and outstanding shares of both preferred stock and common stock of CBL & Associates Management, Inc., a Delaware Corporation (the “Management Company”). I am delivering this opinion in connection with the offering contemplated by the prospectus dated March 1, 2013 (the “Base Prospectus”) and the prospectus supplement dated March 1, 2013 (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”) with respect to the Registration Statement on Form S-3, as amended (Registration No. 333-182515) (the “Registration
Statement”), filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to the issuance and sale by the Company from time to time of shares of its common stock, par value $.01 per share (the “Common Stock”) having an aggregate offering price of up to $300,000,000 (the “Offered Securities”) in an “at the market” offering as defined in Rule 415 under the Securities Act (including, without limitation, sales made directly on the New York Stock Exchange (“NYSE”), on any other existing trading market for the Common Stock or to or through a market maker or, through privately negotiated transactions) (the “At-the-Market Offering”). This opinion is being provided to you pursuant to Section 7(n) and Section 8(e) of each of the Controlled Equity OfferingSM Sales Agreements dated March 1, 2013 by and among the Company, the Operating Partnership and each

1

of Cantor Fitzgerald & Co., J.P. Morgan Securities LLC, KeyBanc Capital Markets Inc., RBC Capital Markets, LLC and Wells Fargo Securities, LLC (the “Sales Agreements”), in connection with the issuance and sale by the Company from time to time of shares of its Common Stock in the At-the-Market Offering described above, pursuant to the terms of the Sales Agreements and in accordance with the Prospectus. Capitalized terms not otherwise defined herein are defined as set forth in the Sales Agreements.
Section 1. The documents I have examined for purposes of this opinion are the following documents:
1.1    An original as signed, or a copy of the original showing signatures and identified to me as a true copy of the original as signed, of each of the Sales Agreements. The transactions contemplated by the Sales Agreements and described in the Prospectus are referred to hereinafter as the “Transactions”;
1.2    The Registration Statement;
1.3    The Base Prospectus and the Prospectus Supplement; and
1.4    Such other documents as I, in my professional judgment, have deemed necessary or appropriate as a basis for the opinions set forth below.
In rendering the following opinions, as to the factual matters that affect my opinions, I have, with your approval, relied on (without investigation and to the extent I do not have any knowledge to the contrary, assumed the accuracy of) the representations and warranties of the Company in the Sales Agreements. I have assumed the genuineness of all signatures, the legal capacity of all natural persons, the due organization, good standing and authorization of all entities entering into such documents, the authenticity of documents purporting to be originals and the conformity to originals of all documents submitted to me as copies.
Section 2.    Based on the foregoing and in reliance thereon and on the assumptions and subject to the qualifications and limitations set forth in this opinion, I am of the opinion that:

(A)
any real property and buildings held under lease by the Company and its subsidiaries, as a lessee, are held by them under valid and subsisting leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, in each case except as set forth or contemplated in the Registration Statement or the Prospectus. In respect of all real property described in the Registration Statement or the Prospectus as being owned by the Company or its subsidiaries, based on my knowledge, as the Company’s Chief Legal Officer, of the titles of the Company and its subsidiaries and the title commitments, abstracts, and/or reports of title companies rendered or issued prior to the time of acquisition of such property by the Company or its subsidiaries, I am not aware of any material defect in title relating to the real property described in the Registration Statement or the Prospectus as being owned by the Company or its subsidiaries;

2

(B)
the execution and delivery of each of the Sales Agreements by each of the Company and the Operating Partnership, and the performance by each of the Company and the Operating Partnership of its obligations thereunder, and the consummation of the transactions therein contemplated, do not and will not, whether with or without the giving of notice or lapse of time or both, cause a violation of, or breach or default under the terms of any of the contracts listed as Exhibits numbered 10.11.1, 10.11.2, 10.11.3, 10.11.4, 10.15.1, 10.15.2, 10.15.3, 10.20.1, 10.20.2, 10.20.3, 10.21.1, 10.21.2, 10.23.1, 10.23.2, 10.24.1 and 10.24.2, to the Company’s Annual Report on Form 10-K as filed with the Commission on March 1, 2013; and

(C)
to the best of my knowledge and other than as set forth in the Registration Statement and the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its Subsidiaries is a party or of which any property of the Company or any of such Subsidiaries is the subject which, if determined adversely to the Company or any of the Subsidiaries, would individually or in the aggregate have a material adverse effect on the consolidated financial position, stockholders’ equity or results of operations of the Company and its Subsidiaries taken as a whole; and, to the best of my knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others, provided that, with respect to the matters set forth in this Section 2(C), I express no opinion with respect to the Securities Act (as it relates to the Transactions) or to any state or foreign securities or Blue Sky laws.

Section 3.    My opinions are based on the assumptions (upon which I have relied with your consent) and subject to the qualifications and limitations, set forth in this letter, including the following:
3.1    I am licensed to practice law in the State of Tennessee, and except as specifically set forth herein, this opinion is limited to matters governed by such law and the federal laws of the United States of America.

3

3.2    Other than as expressly set forth in Section 2 above, no opinion is expressed as to any matter relating to the Transactions or the enforceability thereof, nor the enforceability of any document prepared in connection therewith, including but not limited to the Registration Statement or the Prospectus.
3.3    As to matters of fact, I have assumed all representations of the Company and the Other Parties in the Sales Agreements are true. When an opinion is stated to be based on the existence or absence of facts “to the best of my knowledge” or the statement is made that “I have no knowledge”, or other words of similar import appear, it is intended to signify that, in the course of my representation of the Company, and after due inquiry with such persons as I deemed necessary to provide an informed opinion, I have not acquired actual knowledge of the existence or absence of such facts. I have not undertaken any independent investigation to determine the existence or absence of such facts, and no inference as to my knowledge of the existence or absence of such facts should be drawn from the fact of my service as Chief Legal Officer to the Company, CBL Holdings I, CBL Holdings II, the Management Company, and the Operating Partnership.
3.4    This opinion is limited to the matters specifically stated in this letter, and no further opinion is to be implied or may be inferred beyond the opinions specifically stated herein. Unless otherwise stated herein, I have made no independent investigation regarding factual matters. This opinion is based solely on the state of the law as of the date of this opinion, and the factual matters in existence as of such date, and I specifically disclaim any obligation to monitor any of the matters stated in this opinion or to advise the persons entitled to rely on this opinion of any change in law or fact after the date of this opinion which might affect any of the opinions stated herein.
This opinion is rendered solely for your benefit in connection with the execution and delivery by the Company of the Sales Agreements, and may not be released to or relied upon by any other person or for any other purpose without my prior written consent.
Very truly yours,

CBL & Associates Properties, Inc.

Jeffery V. Curry,
Chief Legal Officer

4

Exhibit 7(m)
OFFICER CERTIFICATE
The undersigned, the duly qualified and elected Executive Vice President – Chief Financial Officer and Treasurer, of each of CBL & Associates Properties, Inc., a Delaware corporation (the “Company”), and CBL Holdings I, Inc., a Delaware corporation (“CBL Holdings I”), does hereby certify in such capacity and on behalf of the Company for itself and on behalf of CBL Holdings I as the general partner of CBL & Associates Limited Partnership, a Delaware limited partnership (the “Partnership”) pursuant to Section 7(m) of each of the Controlled Equity OfferingSM Sales Agreement dated March 1, 2013 (the “Sales Agreements”) among the Company, the Partnership and each of Cantor Fitzgerald & Co., J.P. Morgan Securities LLC, KeyBanc Capital Markets Inc., RBC Capital Markets, LLC and Wells Fargo Securities, LLC (collectively, the “Sales Agents”) that to the best knowledge of the undersigned:
(i)    The representations and warranties of the Company and the Partnership in Section 6 of the Sales Agreements (A) to the extent such representations and warranties are subject to qualifications and exceptions contained therein relating to materiality or material adverse effect, are true and correct on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof, except for those representations and warranties that speak solely as of a specific date and which were true and correct as of such date, and (B) to the extent such representations and warranties are not subject to any qualifications or exceptions, are true and correct in all material respects as of the date hereof as if made on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof, except for those representations and warranties that speak solely as of a specific date and which were true and correct as of such date; and
(ii)    The Company and the Partnership have complied in all material respects with all agreements and satisfied all conditions on their part to be performed or satisfied pursuant to the Sales Agreements at or prior to the date hereof (other than those conditions waived by the Sales Agents).

By:
Name: Farzana K. Mitchell
Title: Executive Vice President – Chief Financial Officer and Treasurer

Date: _________, 20__